UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Hanesbrands Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2019 Annual Meeting
of Stockholders and Proxy Statement
Tuesday, April 23, 2019 – 2:15pm EDT
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105

Forward-Looking Statements

This Proxy Statement contains “forward-looking” statements regarding Hanesbrands’ current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Hanesbrands’ Annual Report on Form 10-K for the fiscal year ended December 29, 2018. We assume no obligation to update any of these forward-looking statements.

Message From Our Chairman and Our Chief Executive Officer

Dear Fellow Stockholders:

Over the past several years, Hanesbrands has diversified its business and increased its global scale to provide a path to significantly grow cash flow and generate higher stockholder returns. Our strong 2018 results and our outlook for 2019 underscore the progress we are making toward achieving our long-term goals, which include more consistent organic revenue growth, increased profitability and higher cash flow from operations. In 2018, we delivered net sales growth of five percent and organic sales growth of more than two percent, as well as improved operating margins. We also generated $643 million of operating cash flow – our third consecutive year of operating cash flow in excess of $600 million. Looking forward, we believe our more consistent revenue growth, improved profitability and higher levels of operating cash flow combined with our disciplined capital allocation model will give us the ability to accelerate value creation for our stockholders in the years ahead.

At Hanesbrands, we strive to work hard and compete aggressively, but always do the right thing. We are protective of our strong reputation for corporate citizenship and social responsibility, and proud of our significant achievements in the areas of environmental stewardship, workplace quality and community building around the world. We call our corporate social responsibility program Hanes for Good – that’s because adhering to responsible and sustainable business practices is good for our company, good for our employees, good for our communities and good for our stockholders. We invite you to learn more about our Hanes for Good corporate responsibility initiatives at www.HanesforGood.com.

We also take pride in our commitment to responsible corporate governance. Our Board is composed of a group of industry leading experts with diverse ethnicities, genders, experiences and backgrounds who work with management to drive long-term, sustainable performance and create value for our stockholders. Our directors engage in the Company’s strategic planning and provide independent guidance and oversight on the economic, operational and legal risks that we face.

Our 2019 Annual Meeting of Stockholders will be held on Tuesday, April 23, 2019, at 2:15 p.m., at the Company’s headquarters, located at 1000 East Hanes Mill Road, Winston-Salem, NC 27105. This Proxy Statement will serve as your guide to the business to be conducted at the annual meeting. We invite you to attend, and ask you to please vote at your earliest convenience whether or not you plan to attend. Your vote is important.

We appreciate your confidence and continued support of Hanesbrands.

Sincerely yours,

RICHARD A. NOLL Chairman of the Board of Directors	GERALD W. EVANS, JR. Chief Executive Officer

HANESBRANDS INC.	1

Proxy Summary

Item 1.

Election of Directors
✓ The Board of Directors recommends a vote FOR the nine director nominees named below
>> See page 10 for further information about our director nominees

Director Nominees

						Hanesbrands Committees
Name	Occupation	Age	Director since	Independent	Other current directorships	A	C	G&N
Geralyn R. Breig	Chief Executive Officer of AnytownUSA.com	56	2018	YES	●1-800-FLOWERS.com, Inc. ●Welch Foods Inc.	M
Gerald W. Evans, Jr.	Chief Executive Officer of Hanesbrands Inc.	59	2016	NO
Bobby J. Griffin	Former President, International Operations of Ryder System, Inc.	70	2006	YES	●United Rentals, Inc. ●WESCO International, Inc. ●Atlas Air Worldwide Holdings, Inc.		M	M
James C. Johnson	Former General Counsel of Loop Capital Markets LLC	66	2006	YES	●Ameren Corporation ●Energizer Holdings, Inc. ●Edgewell Personal Care Company		M	C
Franck J. Moison	Former Vice Chairman of the Colgate-Palmolive Company	65	2015	YES	●United Parcel Service, Inc.	M
Robert F. Moran	Former Chairman and Chief Executive Officer of PetSmart, Inc.	68	2013	YES	●GNC Holdings, Inc.	C
Ronald L. Nelson*	Former Chairman and Chief Executive Officer of Avis Budget Group, Inc.	66	2008	YES	●Viacom Inc.		M	M
David V. Singer	Former Chief Executive Officer of Snyder’s-Lance, Inc.	63	2014	YES	●Brunswick Corporation ●Flowers Foods, Inc. ●SPX FLOW, Inc.	M
Ann E. Ziegler	Former Chief Financial Officer of CDW Corporation	60	2008	YES	●Groupon, Inc. ●Wolters Kluwer N.V. ●US Foods Holding Corp.		C	M
A: Audit					*: Lead Director (prior to April 23, 2019)
C: Compensation					Chairman (effective April 23, 2019)
G&N: Governance & Nominating					C: Chair
					M: Member

2

Proxy Summary

Director Nominee Age	Director Nominee Tenure

4 directors
3 directors
2 directors
56-60
61-65
66-71

4 directors
4 directors
1 director
1-5 years
6-10
11+

Director Nominee Skills and Qualifications

Chief Executive Officer Experience
Corporate Governance Experience
Risk Oversight/Management Experience
Financial Literacy
Industry Experience
International Business Experience
Chief Financial Officer Experience
Audit Committee Financial Expertise
Extensive Knowledge of the Company’s Business

Corporate Governance Highlights

●The majority of director nominees are independent (8 of 9)
●Annual election of directors
●Majority voting for directors
●Strong Lead Director
●Independent Chairman of the Board (effective April 23, 2019)
●Board oversight of risk management
●Succession planning for CEO and key members of senior management
●Annual, robust Board and committee self-evaluation process
●Executive and director stock ownership guidelines
●Hedging and pledging of company stock is prohibited

Item 2.

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
✓ The Board of Directors recommends a vote FOR this item
We are asking you to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for our 2019 financial year.
>> See page 26 for further information about our independent auditors

HANESBRANDS INC.	3

Proxy Summary

Item 3.

To approve, on an advisory basis, executive compensation as disclosed in the Proxy Statement for our 2019 Annual Meeting

✓ The Board of Directors recommends a vote FOR this item

Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote on our named executive officer compensation, as disclosed in this Proxy Statement. We ask for your approval of the compensation of our named executive officers. Before considering this proposal, please read our Compensation Discussion and Analysis, which explains our executive compensation programs and the Compensation Committee’s compensation decisions.

>> See page 29 for further information about our executive compensation program

4

Proxy Summary

COMPENSATION HIGHLIGHTS

Business Strategies and Priorities
Hanesbrands is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia/Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, Maidenform, DIM, Bali, Playtex, Bras N Things, Nur Die/Nur Der, Alternative, L’eggs, JMS/Just My Size, Lovable, Wonderbra, Berlei and Gear for Sports. We have a long history of innovation, product excellence and brand recognition, and we take great pride in our reputation for ethical business practices and the success of our Hanes for Good corporate responsibility program for community and environmental improvement.

We operate in the global innerwear and global activewear apparel categories. These are stable, heavily branded categories where we have a strong consumer franchise based on a global portfolio of industry-leading brands that we have built over multiple decades, through hundreds of millions of direct interactions with consumers. Since our 2006 spinoff, we have refined and strengthened our business model by implementing various strategies based on our underlying operating philosophy of Sell More, Spend Less and Generate Cash. These strategies include: recapitalizing our supply chain; integrating our operations; reinvesting in our brands; leading the introduction of meaningful innovation to our categories; broadening our distribution to include all channels of trade; divesting out of commodity products; and expanding both our international presence and our portfolio of leading brands through strategic acquisitions.

Over this time we have used strategic acquisitions to create a more diversified business with multiple paths to deliver consistent organic revenue growth, and we have continued to leverage our company-owned supply chain, our operational discipline and our global scale to generate higher levels of profitability and greater cash flow. Since 2007, we have increased revenue by over $2.5 billion, improved adjusted operating margin by approximately 450 basis points and generated over $3.9 billion of free cash flow.1 Since 2007, we have also returned $2.15 billion to stockholders through dividends and share repurchases.

In 2019, consistent with our strategy, we plan to continue to drive organic growth. With the strong cash flow generation of our business, we are focused on maximizing long-term stockholder returns by applying a disciplined, return-centric approach to capital allocation. Short term, this includes debt prepayment, reinvesting in our business and supporting our dividend. Longer term, and when we are within our targeted leverage range of two to three times net debt to adjusted EBITDA, we plan to again incorporate share repurchases and strategic acquisitions.

We believe our formula of strong brands, stable categories, scale leverage and disciplined capital allocation positions us to deliver strong returns for the next decade.

2018 Performance Highlights
During 2018, we continued to deliver on our key strategic priorities in a challenging and highly competitive global environment. Key financial and strategic highlights included:

●	Net sales growth of five percent, with organic sales growth of more than two percent - our first full year of organic sales growth since 2014;
●	Operating cash flow of $643 million, which allowed us to significantly reduce our leverage;
●	Global Champion revenue growth (excluding the mass channel) of over 40% in constant currency; and
●	The acquisition of Bras N Things, a leading intimate apparel retailer and e-commerce business in Australia, New Zealand and South Africa.

Executive Compensation Philosophy and Framework
At Hanesbrands, we emphasize a “pay-for-performance” culture, linking a substantial percentage of an executive’s compensation to our performance and stockholders’ value growth. Specifically:

●

We provide annual incentives designed to reward our executive officers for the attainment of short-term goals and long-term incentives designed to reward increasing stockholder value over the short, medium and long term.

●	Performance-based and at-risk compensation represents nearly 75% of our named executive officers’ total target direct compensation.
●

In keeping with our pay-for-performance philosophy, we expect our executive officers to deliver overall results that exceed performance targets to receive above median market compensation. Below target performance is expected to result in below median market compensation.

[1]	Adjusted operating margin and free cash flow are non-GAAP financial measures. For a reconciliation to GAAP operating margin and cash flow from operations, see Appendix A.

HANESBRANDS INC.	|	5

Proxy Summary

●

Our compensation program is designed to reward exceptional and sustained performance. By combining a three-year vesting period for equity awards with policies prohibiting hedging or pledging of such shares, a substantial portion of the value of our executives’ compensation package is tied to changes in our stock price, and therefore is at-risk, for a significant period of time. The Compensation Committee believes this design provides an effective way to link executive compensation to long-term stockholder returns.

●

Equity awards granted after January 1, 2019 are subject to “double-trigger” accelerated vesting in connection with a change in control, under which the vesting of awards will accelerate only if there is a qualifying termination of employment within two years after the change in control or if the surviving entity does not provide qualifying replacement awards.

Elements of 2018 Compensation
Our named executive officers’ total direct compensation for 2018 consisted principally of the following elements:

Base Salary	●Fixed compensation component ●Reflects the individual responsibilities, performance and experience of each named executive officer	●Provides a foundation of cash compensation for the fulfillment of fundamental job responsibilities
Annual Incentive Plan (“AIP”) Awards	●Performance-based cash compensation ●Payout determined based on Company performance against pre-established metrics	●Motivates performance by linking compensation to the achievement of key annual objectives
Long-Term Incentive Program (“LTIP”) Awards
●Performance-based and at-risk, time-vested compensation
●Performance Share Awards (“PSAs”) (50% of LTIP opportunity)
●Vesting on the third anniversary of the grant date
●Number of shares received ranges from 0% to 200% of the number of units granted based on 2018 Company performance against pre-established metrics
●Restricted Stock Unit Awards (“RSUs”) (50% of LTIP opportunity)
●Ratable vesting over a three-year service period
●Encourages behavior that enhances the long-term growth, profitability and financial success of the Company, aligns executives’ interests with our stockholders and supports retention objectives

Executive Compensation Mix
Our emphasis on performance-based and at-risk pay is reflected in the following chart, which illustrates the 2018 total target direct compensation mix for our Chief Executive Officer and our other named executive officers (“NEOs”).

2018 Total Target Direct Compensation

Performance-Based and At-Risk Compensation: 87.8%	Performance-Based and At-Risk Compensation: 74.4%

6

Proxy Summary

2018 Performance Criteria
The Compensation Committee chose to use net sales growth, organic sales growth, diluted earnings per share from continuing operations, excluding actions (“EPS-XA”) growth and cash flow from operations as performance criteria for our named executive officers’ 2018 performance-based pay opportunities, as follows:

2018 Executive Compensation
Summary of Compensation
The following table sets forth a summary of compensation earned by or paid to our named executive officers for our 2018, 2017 and 2016 fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Gerald W. Evans, Jr. Chief Executive Officer	2018	$1,100,000	$ —	$6,249,987	$1,303,170	$ —	$ 179,551	$8,832,708
	2017	1,100,000	—	6,250,014	1,889,250	164,848	177,874	9,581,985
	2016	912,500	—	6,543,769	1,394,190	132,718	206,366	9,189,543
Barry A. Hytinen Chief Financial Officer	2018	600,000	—	1,499,993	402,798	—	178,645	2,681,436
	2017	127,693	250,000	2,200,017	124,277	—	44,058	2,746,045
Jonathan Ram Group President, Global Activewear	2018	316,668	250,000	2,599,983	187,578	—	60,093	3,414,321

W. Howard Upchurch Group President, Innerwear Americas	2018	570,000	—	1,302,000	337,640	—	50,317	2,259,956
	2017	570,000	—	1,302,001	489,488	51,457	65,043	2,477,988
	2016	525,000	—	1,201,980	592,531	29,398	103,155	2,452,064
Joia M. Johnson Chief Administrative Officer, General Counsel and Corporate Secretary	2018	550,000	—	1,182,008	369,232	—	55,116	2,156,356
	2017	550,000	—	1,181,999	535,288	—	67,358	2,334,644
	2016	515,000	—	1,082,012	581,245	—	278,966	2,457,223
Michael E. Faircloth Group President, Global Supply Chain, Information Technology and E-Commerce	2018	560,000	—	1,205,012	331,716	—	51,270	2,147,998
	2017	540,000	—	1,205,002	463,725	22,927	60,987	2,292,641
	2016	510,000	—	1,105,012	507,884	13,083	85,673	2,221,651

>> Please see page 47 for further explanation and detail

HANESBRANDS INC.	|	7

8

Notice of the 2019 Annual Meeting of Stockholders

WHEN:
Tuesday, April 23, 2019
2:15 p.m., Eastern time

WHERE:
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105

PURPOSE:
1.	to elect nine directors to serve on the Hanesbrands Board of Directors until Hanesbrands’ next annual meeting of stockholders and until their successors are duly elected and qualify;

2.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2019 fiscal year;

3.	to vote on a proposal to approve, on an advisory basis, executive compensation as disclosed in the Proxy Statement for our 2019 Annual Meeting; and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:
Stockholders of record at the close of business on February 19, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

The Board of Directors is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is properly presented at the Annual Meeting, the persons named as proxies on the proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.

By Order of the Board of Directors

JOIA M. JOHNSON
Chief Administrative Officer, General Counsel and
Corporate Secretary

March 11, 2019
Winston-Salem, North Carolina

HOW TO VOTE:
Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you requested and received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

BY TELEPHONE In the U.S. or Canada, you can authorize a proxy to vote your shares toll-free by calling 1-800-690-6903.

BY INTERNET You can authorize a proxy to vote your shares online at www.proxyvote.com.

BY MAIL You can authorize a proxy to vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

ATTENDING THE MEETING
An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who owned shares of Hanesbrands common stock as of the close of business on February 19, 2019 will be entitled to attend the Annual Meeting.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 23, 2019.

The Annual Report and Proxy Statement are available at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials, or this Notice of the 2019 Annual Meeting of Stockholders, this Proxy Statement and our 2018 Annual Report on Form 10-K are first being mailed to stockholders on or about March 11, 2019.

HANESBRANDS INC.	9

Corporate Governance at Hanesbrands

Proposal 1—Election of Directors

Our Board of Directors currently has eleven members. Two of our current directors, Jessica T. Mathews and Richard A. Noll, will not stand for re-election at the 2019 Annual Meeting. Effective immediately prior to the Annual Meeting, the size of the Board will be reduced to nine members.

Each of our directors is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Each nominee has agreed to serve on the Board if elected. Following is information regarding each of the nominees for election, which has been confirmed by the applicable nominee for inclusion in this Proxy Statement.

The nine nominees for election at the Annual Meeting possess experience and qualifications that our Governance and Nominating Committee believes will allow them to make substantial contributions to the Board. In selecting nominees to the Board, we seek to ensure that our Board collectively has a balance of experience and expertise, including chief executive officer experience, chief financial officer experience, international expertise, deep experience in the consumer products industry, corporate governance expertise and expertise in other functional areas that are relevant to our business. For more information about the process by which the Governance and Nominating Committee identifies candidates for election to the Board, please see “Process for Nominating Potential Director Candidates” on page 17. Following, please find a more detailed discussion of the business experience of each of the nominees to the Board.

Our Board of Directors unanimously recommends a vote FOR election of these nine nominees.

10

Corporate Governance at Hanesbrands

Director Nominee Skills and Qualifications

Director Nominee Age

Director Nominee Tenure

HANESBRANDS INC.	11

Corporate Governance at Hanesbrands

Nominees for Election as Directors for a One-Year Term Expiring in 2020

Geralyn R. Breig

Chief Executive Officer of AnytownUSA.com Age: 56 Director Since: 2018 Committee Membership: Audit Independent Director Other Current Directorships: ●1-800-FLOWERS.COM, Inc. ●Welch Foods Inc.

Ms. Breig is the founder and Chief Executive Officer of AnytownUSA.com, an e-commerce marketplace that launched in June 2018. From 2014 to 2016, she served as President of Clarks, Americas Region, a division of the global, privately held footwear company C & J Clark Ltd. From 2008 to 2011, she served as President of Avon North America, a division of Avon Products Inc. She also served as Senior Vice President & Brand President of Avon’s Global Marketing Business Unit from 2005 to 2008. Ms. Breig held several executive positions at the Campbell Soup Company from 1995 to 2005, including as President, Godiva Chocolatier International. She began her career in brand management for the Beauty Care Division at The Procter & Gamble Company and also held several managerial positions at Kraft Foods, Inc.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of another public company

Gerald W. Evans, Jr.

Chief Executive Officer of Hanesbrands Inc. Age: 59 Director Since: 2016 Committee Membership: None

Mr. Evans has served as our Chief Executive Officer since 2016. From 2013 to 2016, he served as Chief Operating Officer of the Company, and from 2011 until 2013, he served as Co-Chief Operating Officer of the Company. Prior to his appointment as Co-Chief Operating Officer, Mr. Evans served as the Company’s Co-Operating Officer, President International, from 2010 until 2011. From 2009 until 2010, he was President of the Company’s International Business and Global Supply Chain. From 2008 until 2009, he served as President of the Company’s Global Supply Chain and Asia Business Development. From 2006 until 2008, he served as Executive Vice President, Chief Supply Chain Officer. From 2005 until 2006, Mr. Evans served as a Vice President of Sara Lee Corporation (“Sara Lee”), our former parent company, and as Chief Supply Chain Officer of Sara Lee Branded Apparel. Mr. Evans served as President and Chief Executive Officer of Sara Lee Sportswear and Underwear from 2003 until 2005 and as President and Chief Executive Officer of Sara Lee Sportswear from 1999 to 2003. Mr. Evans is also a member of the Business Roundtable.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Extensive Knowledge of the Company’s Business	Has extensive knowledge of Hanesbrands’ business and the apparel industry

12

Corporate Governance at Hanesbrands

Bobby J. Griffin

Former President, International Operations of Ryder System, Inc.

Age: 70
Director Since: 2006
Committee Membership: Compensation, Governance and Nominating

Independent Director

Other Current Directorships:
●United Rentals, Inc.
●WESCO International, Inc.
●Atlas Air Worldwide Holdings, Inc.

Former Directorships Within the Past Five Years:
●Horizon Lines, Inc.

Mr. Griffin served as President, International Operations of Ryder System, Inc. (“Ryder System”), a global leader in transportation and supply chain management solutions, from 2005 to 2007. Beginning in 1986, Mr. Griffin served in various other management positions with Ryder System, including as Executive Vice President, International Operations from 2003 to 2005 and Executive Vice President, Global Supply Chain Operations from 2001 to 2003.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

International Business Experience	Served in senior leadership positions with a company engaged in international business

Practical Expertise

Gained substantial experience in mergers and acquisitions, procurement and distribution, strategic planning, and transportation and security through service in senior leadership positions with a large international company

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

James C. Johnson

Former General Counsel of Loop Capital Markets LLC

Age: 66
Director Since: 2006
Committee Membership: Compensation, Governance and Nominating (Chair)

Independent Director

Other Current Directorships:
●Ameren Corporation
●Energizer Holdings, Inc.
●Edgewell Personal Care Company

Mr. Johnson served as General Counsel of Loop Capital Markets LLC, a provider of a broad range of integrated capital solutions for corporate, governmental and institutional entities, from 2010 until 2013. Mr. Johnson previously served as Vice President and Assistant General Counsel of the Boeing Commercial Airplanes division of The Boeing Company, one of the world’s major aerospace firms, from 2007 until 2009. From 1998 until 2007, Mr. Johnson served as Vice President, Corporate Secretary and Assistant General Counsel of The Boeing Company. He currently serves as a trustee of the University of Pennsylvania and a Member of the Board of Overseers of the College of Arts and Sciences.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience

Served in senior leadership positions with large organizations and has experience with corporate risk management issues; reporting to the General Counsel, had responsibility for the staff and legal affairs for Boeing Commercial Airplanes, a business with annual revenue in excess of $20 billion

Financial Literacy	Served as Vice President, Corporate Secretary and Assistant General Counsel of The Boeing Company, where he gained practical expertise in the area significant business and financial issues

Corporate Governance Experience

Gained substantial experience in the oversight and administration of governance policies and programs through service as a director of other public companies, as well as through his position as Corporate Secretary of The Boeing Company; gained additional experience in executive compensation as a member of the compensation committee and as the chair of the compensation committee for two other public companies

HANESBRANDS INC.	13

Corporate Governance at Hanesbrands

Franck J. Moison

Former Vice Chairman of the Colgate-Palmolive Company Age: 65 Director Since: 2015 Committee Membership: Audit Independent Director Other Current Directorships: ●United Parcel Service, Inc.

Mr. Moison served as Vice Chairman of the Colgate-Palmolive Company (“Colgate-Palmolive”), a leading consumer products company, from 2016 to 2018. He also served as Chief Operating Officer of Emerging Markets & Business Development for Colgate-Palmolive from 2010 to 2016. Beginning in 1978, Mr. Moison served in various management positions with Colgate-Palmolive, including as President, Global Marketing, Supply Chain & R&D from 2007 to 2010, and President, Western Europe, Central Europe and South Pacific from 2005 to 2007. He serves as a member of the board of directors of the French American Chamber of Commerce, as Chairman of the International Advisory Board of the EDHEC Business School (Paris, London, Singapore) and as a member of the International Board of the McDonough School of Business at Georgetown University.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

Robert F. Moran

Former Chairman and Chief Executive Officer
of PetSmart, Inc.

Age: 68
Director Since: 2013
Committee Membership: Audit (Chair)

Independent Director

Audit Committee Financial Expert

Other Current Directorships:
●GNC Holdings, Inc.

Mr. Moran served as Chairman of the Board of PetSmart, Inc. (“PetSmart”), a leading specialty provider of pet care products and services, from 2012 to 2013 and as Chief Executive Officer of PetSmart from 2009 to 2013. He joined PetSmart as President of North American Stores in 1999, and in 2001 he was appointed President and Chief Operating Officer. Mr. Moran also served as Chairman of GNC Holdings, Inc. (“GNC”), a leading global specialty retailer of health and wellness products, from 2017 to 2018 and as Interim Chief Executive Officer of GNC from 2016 to 2017. From 1998 to 1999, Mr. Moran was President of Toys “R” Us (Canada) Ltd., a subsidiary of former specialty toy retailer Toys “R” Us, Inc. Prior to 1991 and from 1993 to 1998, for a total of 20 years, Mr. Moran was employed by retailer Sears, Roebuck and Company in a variety of financial and merchandising positions, including as President and Chief Executive Officer of Sears de Mexico. Mr. Moran also serves as a director of the USA Track and Field Foundation.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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Corporate Governance at Hanesbrands

Ronald L. Nelson

Former Chairman and Chief Executive
Officer of Avis Budget Group, Inc.

Age: 66
Director Since: 2008
Committee Membership: Compensation, Governance and Nominating

Lead Independent Director

Chairman of the Board
(effective April 23, 2019)

Other Current Directorships:
●Viacom Inc.

Former Directorships Within the Past Five Years:
●Convergys Corporation

Mr. Nelson served as Executive Chairman of Avis Budget Group, Inc. (“Avis Budget Group”), which operates two major brands in the global vehicle rental industry through Avis and Budget, from 2016 to 2018. From 2006 to 2015, Mr. Nelson served as Chairman and Chief Executive Officer of Avis Budget Group. Mr. Nelson was a director of Cendant Corporation (the predecessor of Avis Budget Group) from 2003 to 2006, Chief Financial Officer from 2003 until 2006 and President from 2004 to 2006. Mr. Nelson was also Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Rental business from January 2006 to August 2006. From 2005 to 2006, Mr. Nelson was interim Chief Executive Officer of Cendant Corporation’s former Travel Distribution Division.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

David V. Singer

Former Chief Executive Officer of
Snyder’s-Lance, Inc.

Age: 63
Director Since: 2014
Committee Membership: Audit

Independent Director

Audit Committee Financial Expert

Other Current Directorships:
●Brunswick Corporation
●Flowers Foods, Inc.
●SPX FLOW, Inc.

From 2010 to 2013, Mr. Singer served as Chief Executive Officer of Snyder’s-Lance, Inc., a manufacturer and marketer of snack foods throughout the United States and internationally. He also served as the President and Chief Executive Officer of Lance, Inc. from 2005 until its merger with Snyder’s of Hanover, Inc. in 2010. From 1987 to 2005, Mr. Singer served as Chief Financial Officer of Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor. Prior to 1987, Mr. Singer was Vice President of Mellon Bank, N.A.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Practical Expertise	Gained substantial experience in supply chain management, including purchasing, manufacturing and logistics as Executive Vice President of Coca-Cola Bottling Co.

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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Corporate Governance at Hanesbrands

Ann E. Ziegler

Former Chief Financial Officer of CDW Corporation

Age: 60
Director Since: 2008
Committee Membership: Compensation (Chair), Governance and Nominating

Independent Director

Other Current Directorships:
●Groupon, Inc.
●Wolters Kluwer N.V.
●US Foods Holding Corp.

Ms. Ziegler served as Senior Vice President and Chief Financial Officer and a member of the executive committee of CDW Corporation, a leading provider of technology solutions for business, government, healthcare and education, from 2008 until 2017. From 2005 until 2008, Ms. Ziegler served as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food and Beverage, a division of Sara Lee. From 2003 until 2005, she served as Chief Financial Officer of Sara Lee Bakery Group. From 2000 until 2003, she served as Senior Vice President, Corporate Development of Sara Lee.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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Corporate Governance at Hanesbrands

How We Select our Directors

Process for Nominating Potential Director Candidates
The Governance and Nominating Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. The Governance and Nominating Committee will consider director candidates proposed by the Chief Executive Officer, by any director or by any stockholder. From time to time, the Governance and Nominating Committee also retains search firms to assist it in identifying and evaluating director nominees. Each of the nominees for election at the Annual Meeting, except Ms. Breig, has been previously elected by our stockholders. Ms. Breig was identified by an external search firm as a director candidate and was appointed to the Board in July 2018, following the Governance and Nominating Committee’s evaluation and nomination.

In evaluating potential director candidates, the Governance and Nominating Committee seeks to present candidates to the Board of Directors who have distinguished records of leadership and success in their arena of expertise and who will make substantial contributions to the Board of Directors. The Governance and Nominating Committee considers the qualifications listed in our Corporate Governance Guidelines, which include:

●	personal and professional ethics and integrity;
●	diversity among the existing Board members, including racial and ethnic background and gender;
●	specific business experience and competence, including whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company and whether the candidate has served in policy-making roles in business, government, education or other areas that are relevant to our global activities;
●	financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;
●	the ability to represent our stockholders as a whole;
●	professional and personal accomplishments, including involvement in civic and charitable activities;
●	experience with enterprise level risk management;
●	educational background; and
●	whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board of Directors.

Any recommendation submitted by a stockholder to the Governance and Nominating Committee should include information relating to each of the qualifications outlined above concerning the potential candidate along with the other information required by our bylaws for stockholder nominations. The Governance and Nominating Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the required information described above, should be submitted in writing to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. Stockholders who want to directly nominate a director for consideration at next year’s Annual Meeting should refer to the procedures described under “Stockholder Proposals and Director Nominations for Next Annual Meeting” on page 64.

Although we do not have a standalone policy regarding diversity in the nomination process, as noted above, diversity is one of the criteria that our Corporate Governance Guidelines require that our Governance and Nominating Committee consider in identifying and evaluating director nominees. In applying this criteria, the Governance and Nominating Committee and the Board consider diversity to also include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. The Governance and Nominating Committee evaluates the effectiveness of its activities under this policy through its annual review of Board composition, which considers whether the current composition of the Board adequately reflects the balance of qualifications discussed above, including diversity, prior to recommending nominees for election. In this regard, the Board believes that its efforts have been effective based on the current composition of the Board.

Our Corporate Governance Guidelines provide that no director may stand for re-election to the Board of Directors after he or she has reached the age of 72. However, our Governance and Nominating Committee has the authority to extend the retirement age of an individual director for up to two periods of one year each. Ms. Mathews has reached the mandatory retirement age under our Corporate Governance Guidelines and will not stand for re-election at the Annual Meeting.

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Corporate Governance at Hanesbrands

Director Independence
In order to assist our Board of Directors in making the independence determinations required by New York Stock Exchange (“NYSE”) listing standards, the Board of Directors has adopted categorical standards of independence. These standards, which are contained in our Corporate Governance Guidelines, are available on our corporate website, www.Hanes.com/investors (in the “Investors” section). Nine of the eleven current members of our Board of Directors, Ms. Breig, Mr. Griffin, Mr. Johnson, Ms. Mathews, Mr. Moison, Mr. Moran, Mr. Nelson, Mr. Singer and Ms. Ziegler, are independent under NYSE listing standards and under our Corporate Governance Guidelines. In determining director independence, the Board of Directors did not discuss, and was not aware of, any related person transactions, relationships or arrangements that existed with respect to any of these directors.

Our Audit Committee’s charter requires that all of the members of the Audit Committee be independent under NYSE listing standards and the rules of the Securities Exchange Commission (“SEC”). The Board has determined that each of the members of our Audit Committee is an independent director under NYSE listing standards and meets the enhanced standards of independence applicable to audit committee members under applicable SEC rules. The Board has also determined that each of Mr. Moran and Mr. Singer qualifies as an “audit committee financial expert” under applicable SEC rules.

Our Compensation Committee’s charter requires that all of the members of the Compensation Committee be independent under NYSE listing standards, including the enhanced independence requirements applicable to Compensation Committee members and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the members of our Compensation Committee is an independent director under NYSE listing standards and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

Our Governance and Nominating Committee’s charter requires that all of the members of the Governance and Nominating Committee be independent under NYSE listing standards. The Board has determined that each of the members of our Governance and Nominating Committee is an independent director under NYSE listing standards.

The Board’s Role and Responsibilities

Overview
The Board of Directors is elected by our stockholders to oversee their interests in the long-term health and the overall success of the Company’s business. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders. The Board oversees the business of the Company, as conducted by the members of Hanesbrands’ senior management. In carrying out its responsibilities, the Board reviews and assesses Hanesbrands’ long-term strategy and its strategic, competitive and financial performance.

In 2018, our Board of Directors met six times and also held regularly scheduled executive sessions without management, presided over by our Lead Director. In addition, during 2018 our Audit Committee met six times, our Compensation Committee met four times and our Governance and Nominating Committee met four times. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the Committees on which they serve. All of our directors at the time of our 2018 Annual Meeting of Stockholders attended that Annual Meeting. In 2018, each director also attended over 75% of the meetings of the Board and of the committees of which he or she was a member during the period that such director served on the Board or such committee.

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Corporate Governance at Hanesbrands

Risk Oversight

The Board as a whole is ultimately responsible for the oversight of our risk management function. The Board uses its committees to assist in its risk oversight function as follows:

The Board has delegated primary responsibility for the oversight of Hanesbrands’ risk management function to the Audit Committee.

The Audit Committee discusses policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps our management has taken to monitor, control and report such exposures. Management of Hanesbrands undertakes, and the Audit Committee reviews and discusses, an annual assessment of Hanesbrands’ risks on an enterprise-wide basis. Hanesbrands conducts a rigorous enterprise risk management program that is updated annually and is designed to bring to the Audit Committee’s attention Hanesbrands’ most material risks for evaluation, including strategic, operational, financial, external, cybersecurity, legal and regulatory risks.

The Compensation Committee is responsible for the oversight of risk associated with our compensation practices and policies.	The Governance and Nominating Committee is responsible for the oversight of Board processes and corporate governance related risks.

Our Board of Directors maintains overall responsibility for oversight regarding the work of its various committees by receiving regular reports from the committee Chairs of the work performed by their respective committees. In addition, discussions with the Board about the Company’s strategic plan, consolidated business results, capital structure, acquisition-related activities and other business include consideration of the risks associated with the particular item under consideration. The Board also regularly reviews Hanesbrands’ cybersecurity and other technology risks, controls and procedures, including our plans to mitigate cybersecurity risks and to respond to data breaches.

Talent Management and Succession Planning
On an annual basis, our Board plans for succession to the position of Chief Executive Officer, as well as to certain other senior management positions. To assist the Board, our Chief Executive Officer annually provides the Board with an assessment of executives holding those senior management positions and of their potential to succeed him. Our Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to those senior managers. The Board considers that information and their own impressions of senior management performance in planning for succession in key positions.

Communicating with our Board of Directors
Any stockholders or interested parties who wish to communicate directly with our Board, with our non-management directors as a group or with our Lead Director, may do so by writing to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. Stockholders or other interested parties also may communicate with members of the Board by sending an e-mail to our Corporate Secretary at corporate.secretary@hanes.com. To ensure proper handling, any mailing envelope or e-mail containing the communication intended for the Board must contain a clear notation indicating that the communication is a “Stockholder/Board Communication” or an “Interested Party/Board Communication.”

The Governance and Nominating Committee has approved a process for handling letters received by the Company and addressed to the Board, the Lead Director or to independent members of the Board. Under that process, our Corporate Secretary reviews all such correspondence and regularly forwards to the Board copies of all correspondence that, in her opinion, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management or other inappropriate material will not be forwarded to our directors.

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Corporate Governance at Hanesbrands

Board Structure and Processes

Board Leadership Structure
Our current Board leadership structure consists of:

●	Chairman of the Board: Richard A. Noll;
●	Chief Executive Officer: Gerald W. Evans, Jr.;
●	Lead Independent Director: Ronald L. Nelson; and
●	Fully independent Audit, Compensation and Governance and Nominating Committees.

Our Corporate Governance Guidelines provide that the Governance and Nominating Committee will from time to time consider whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person or by different persons. The Board believes it is in the best interests of our Company to make this determination from time to time based on the position and direction of our Company and the constitution of the Board and management team rather than based on any self-imposed requirement, which the Board does not have. The Board determined to split the roles of Chairman and Chief Executive Officer in 2016.

Mr. Noll has served as Chairman of the Board since 2009. Following his retirement as Chief Executive Officer in 2016, he served as our Executive Chairman from 2016 to 2017 and transitioned to non-executive Chairman effective January 1, 2018. The Board believes Mr. Noll’s knowledge of our Company’s operations and strategy have provided a valuable resource to both the Board and Mr. Evans, and his significant knowledge of the people, information and resources necessary to facilitate effective communication between management and the Board have contributed to an efficient and effective Board.

Our independent directors take an active role in overseeing Hanesbrands’ management and key issues related to strategy, risk, integrity, compensation and governance. For example, only independent directors serve on the Audit Committee, Compensation Committee and Governance and Nominating Committee. Non-management and independent directors also regularly hold executive sessions outside the presence of our Chief Executive Officer and other Hanesbrands employees. Finally, if the Chairman of the Board is not an independent director, the Board will elect one of our independent directors to serve as Lead Director. Mr. Nelson has served as our Lead Director since 2015. As detailed in the following summary, the Lead Director has many important duties and responsibilities that enhance the independent oversight of management.

The Lead Director chairs all meetings of the non-management and independent directors in executive session and also has other authority and responsibilities, including:

●advising the Chairman of the Board and/or the Corporate Secretary regarding the agendas for meetings of the Board of Directors;
●calling meetings of non-management and/or independent directors, with appropriate notice;
●advising the Governance and Nominating Committee and the Chairman of the Board on the membership of the various Board committees and the selection of committee chairs;
●advising the Chairman of the Board on the retention of advisors and consultants who report directly to the Board of Directors;
●advising the Chairman of the Board and Chief Executive Officer, as appropriate, on issues discussed at executive sessions of non-management and/or independent directors;
●with the Chairman of the Compensation Committee, reviewing with the Chief Executive Officer the non-management directors’ annual evaluation of his performance;
●serving as principal liaison between the non-management and/or independent directors, as a group, and the Chairman of the Board, as necessary;
●serving as principal liaison between the Board of Directors and Hanesbrands’ stockholders, as appropriate, after consultation with the Chief Executive Officer; and
●selecting an interim lead independent director to preside over meetings at which he cannot be present.

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Corporate Governance at Hanesbrands

The Board takes seriously its responsibility to determine who should serve as Chairman at any point in time in light of the specific circumstances facing our Company. After careful consideration, the Board has determined that if Mr. Nelson is re-elected at the 2019 Annual Meeting, he should succeed Mr. Noll as Chairman of the Board, effective as of the date of the Annual Meeting. The Board believes that Mr. Nelson brings significant experience and knowledge to the Chairman role. He has served as a Hanesbrands director since 2008 and as Lead Director since 2015. During his tenure, Mr. Nelson has actively served on all three Board Committees, including as Chairman of the Company’s Audit Committee. He currently serves as a member of the Company’s Compensation Committee and its Governance and Nominating Committee. Due to his Board experience and leadership, Mr. Nelson is very well-suited to serve as the Board’s Chairman.

We believe our Board’s leadership structure is best suited to the needs of the Company at this time.

Board and Committee Evaluation Process
The Board has established a robust self-evaluation process for the Board and its committees. Our Corporate Governance Guidelines require the Board to annually evaluate its own performance. In addition, the charters of each of the Audit Committee, Compensation Committee and Governance and Nominating Committee require the committee to conduct an annual performance evaluation. The Governance and Nominating Committee oversees the annual self-assessment process on behalf of the Board and the implementation of the annual self-assessments by the committees.

Each year, all Board members and all members of the Audit, Compensation and Governance and Nominating Committees complete a detailed confidential questionnaire. The questionnaire provides for quantitative ratings in key areas and also seeks comments from the directors. The Chair of the Governance and Nominating Committee reviews the responses with the chairs of the Audit and Compensation Committees. The Chair of the Governance and Nominating Committee also discusses the Board self-evaluation with the full Board. Matters requiring follow-up are addressed by the Chair of the Governance and Nominating Committee or the chairs of the Audit or Compensation Committee, as appropriate.

Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The following is a list of current committee memberships, which is accompanied by a description of each committee. The directors who are nominated for election as directors at the Annual Meeting will, if re-elected, retain the committee memberships described in the following list immediately following the Annual Meeting, and the chairs of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee will also remain the same.

Committee Membership

Audit Committee	Compensation Committee	Governance and Nominating Committee

Geralyn R. Breig	Bobby J. Griffin	Bobby J. Griffin
Jessica T. Mathews**	James C. Johnson	James C. Johnson*
Franck J. Moison	Ronald L. Nelson	Ronald L. Nelson
Robert F. Moran*	Ann E. Ziegler*	Ann E. Ziegler
David V. Singer

*	Chair of the committee
**	Ms. Mathews has reached the mandatory retirement age under our Corporate Governance Guidelines and will not stand for re-election at the Annual Meeting.

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Corporate Governance at Hanesbrands

AUDIT COMMITTEE

Members:	Mr. Moran, Chair Ms. Breig Ms. Mathews* Mr. Moison Mr. Singer

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight of:

●the integrity of our financial statements, financial reporting process and systems of internal accounting and financial controls;
●our compliance with legal and regulatory requirements;
●the independent auditors’ qualifications and independence; and
●the performance of our internal audit function and independent auditor.

The Audit Committee is also responsible for discussing policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps our management has taken to monitor, control and report such exposures.

*	Ms. Mathews has reached the mandatory retirement age under our Corporate Governance Guidelines and will not stand for re-election at the Annual Meeting.

Under SEC rules and the Audit Committee’s charter, the Audit Committee must prepare a report that is to be included in our Proxy Statement relating to the annual meeting of stockholders or Annual Report on Form 10-K. This report is provided under “Audit Committee Report” on page 27. In addition, the Audit Committee must review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor and recommend, based on its review, that the Board of Directors include the annual financial statements in our Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Members:	Ms. Ziegler, Chair Mr. Griffin Mr. Johnson Mr. Nelson

The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and the Chief Executive Officer performance evaluation process and for preparing a report on executive compensation that is to be included in our Proxy Statement relating to our annual meeting of stockholders. This report is provided under “Compensation Committee Report” on page 29.

The Compensation Committee is also responsible for:

●reviewing and approving the total compensation philosophy covering our executive officers and other key executives and periodically reviewing an analysis of the competitiveness of our total compensation practices in relation to those of our peer group;
●with respect to our executive officers other than the Chief Executive Officer, reviewing and approving the base salaries, salary ranges and the salary increase program pursuant to our executive salary administration program, the applicable standards of performance to be used in incentive compensation plans and the grant of equity incentives;
●recommending changes in non-employee director compensation to the Board of Directors;
●reviewing proposed stock incentive plans, other long-term incentive plans, stock purchase plans and other similar plans, and all proposed changes to such plans;
●reviewing the results of any stockholder advisory votes regarding our executive compensation and recommending to the Board how to respond to such votes; and
●recommending to the Board whether to have an annual, biannual or triennial advisory stockholder vote regarding executive compensation.

The Chief Executive Officer’s compensation is approved by the independent members of the Board of Directors, upon the Compensation Committee’s recommendation.

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Corporate Governance at Hanesbrands

Compensation Committee Interlocks and Insider Participation. All members of the Compensation Committee during our 2018 fiscal year were independent directors, and no member was an employee or former employee of Hanesbrands. During our 2018 fiscal year, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions and no interlocking relationship existed between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

GOVERNANCE AND NOMINATING COMMITTEE

Members:	Mr. Johnson, Chair Mr. Griffin Mr. Nelson Ms. Ziegler

The Governance and Nominating Committee is responsible for:

●identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors;
●recommending that the Board of Directors select a slate of director nominees for election by our stockholders at our annual meeting of stockholders, in accordance with our charter and bylaws and with Maryland law;
●recommending candidates to the Board of Directors to fill vacancies on the Board or on any committee of the Board in accordance with our charter and bylaws and with Maryland law;
●evaluating and recommending to the Board of Directors a set of corporate governance policies and guidelines to be applicable to the Company;
●re-evaluating periodically such policies and guidelines for the purpose of suggesting amendments to them as appropriate; and
●overseeing annual Board and committee self-evaluations in accordance with NYSE listing standards.

Director Compensation

Annual Compensation
We compensated each non-employee director for service on our Board of Directors during 2018 as follows:

●	an annual cash retainer of $100,000, paid in quarterly installments;
●	an additional annual cash retainer of $25,000 for the chair of the Audit Committee (Mr. Moran), $20,000 for the chair of the Compensation Committee (Ms. Ziegler) and $20,000 for the chair of the Governance and Nominating Committee (Mr. Johnson);
●	an additional annual cash retainer of $5,000 for each member of the Audit Committee other than the chair (Ms. Breig, Ms. Mathews, Mr. Moison and Mr. Singer);
●	an additional annual cash retainer of $30,000 for the Lead Director (Mr. Nelson);
●	an additional cash retainer of $200,000 for the non-executive Chairman of the Board (Mr. Noll);
●	an annual grant of restricted stock units with a grant date fair value of approximately $140,000 that vest on the one-year anniversary of the grant date and are payable upon vesting in shares of Hanesbrands common stock; and
●	reimbursement of customary expenses for attending Board, committee and stockholder meetings.

Mr. Evans, our Chief Executive Officer, receives no additional compensation for serving as a director.

In December 2018, after reviewing information about the compensation paid to non-employee directors at our peer group companies (our peer group companies are discussed in “How the Compensation Committee uses Peer Groups” on page 36), the Compensation Committee decided not to recommend any changes to non-employee director compensation for 2019. The annual grant of restricted stock units for 2019 was made on December 11, 2018 and is reflected in the non-employee directors’ compensation for 2018.

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Corporate Governance at Hanesbrands

The following table summarizes the compensation paid to our non-employee directors during the fiscal year ended December 29, 2018.

Director Compensation — 2018

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3) (4)	All Other Compensation ($)	Total ($)
Richard A. Noll	$300,000	$140,006	$—	$440,006
Ronald L. Nelson	130,000	140,006	—	270,006
Robert F. Moran	125,000	140,006	—	265,006
Geralyn R. Breig (5)	52,500	210,000	—	262,500
James C. Johnson	120,000	140,006	—	260,006
Ann E. Ziegler	120,000	140,006	—	260,006
Jessica T. Mathews	105,000	140,006	—	245,006
Franck J. Moison	105,000	140,006	—	245,006
David V. Singer	105,000	140,006	—	245,006
Bobby J. Griffin	100,000	140,006	—	240,006

(1)	Amounts shown include deferrals to the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan.
(2)	The dollar values shown reflect the aggregate grant date fair value of awards made during 2018, computed in accordance with Topic 718 of the FASB Accounting Standards Codification. The assumptions we used in valuing these awards are described in Note 6, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.
(3)	Amounts shown represent the grant date fair value of the annual grant of restricted stock units which was made on December 11, 2018 to each non-employee director serving on that date in consideration of his or her service on the Board of Directors in 2019. Equity awards are approved as a dollar amount, which on the grant date is converted into a specific whole number of restricted stock units. The restricted stock units vest on the one-year anniversary of the grant date and are payable immediately upon vesting in shares of our common stock on a one-for-one basis. As of December 29, 2018, Mr. Noll held 46,367 restricted stock units, Ms. Breig held 12,636 restricted stock units and each of the other non-employee directors held 9,409 restricted stock units.
(4)	As of December 29, 2018, (i) Mr. Noll held stock options to purchase 276,276 shares of common stock and (ii) Ms. Ziegler held stock options to purchase 22,572 shares of common stock. No other non-employee director holds stock options.
(5)	Ms. Breig was elected to the Board of Directors on July 24, 2018. Ms. Breig’s compensation for 2018 was prorated to reflect the commencement date of her Board service and included a grant of 3,227 restricted stock units on July 24, 2018. This grant of restricted stock units was intended to serve as the pro rata portion the annual grant of restricted stock units for 2018, which was made to our other non-employee directors on December 12, 2017 and included in such directors’ 2017 compensation.

Director Deferred Compensation Plan
Under the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), a nonqualified, unfunded deferred compensation plan, our non-employee directors may defer receipt of all (but not less than all) of their cash retainers and/or awards of restricted stock units. None of the investment options available in the Director Deferred Compensation Plan provide for “above-market” or preferential earnings as defined in applicable SEC rules. The amount payable to a participant will be payable either on the distribution date elected by the participant or upon the occurrence of certain events as provided under the Director Deferred Compensation Plan.

Director Stock Ownership and Retention Guidelines
We believe that all of our directors should have a significant ownership position in Hanesbrands. To this end, our non-employee directors receive a substantial portion of their compensation in the form of restricted stock units. In addition, to promote equity ownership and further align the interests of these directors with our stockholders, we have adopted stock ownership and retention guidelines for our non-employee directors. A non-employee director may not dispose of any shares of our common stock received (on a net after-tax basis) under our stock-based compensation plans until such director holds shares of common stock with a value equal to at least five times the current annual cash retainer, and may then only dispose of shares in excess of those with that value. In addition to vested shares directly held by a non-employee director, shares held for such director in the Director Deferred Compensation Plan (including hypothetical share equivalents held in that plan) will be counted for purposes of determining whether the ownership requirements are met. All of our directors are in compliance with these stock ownership and retention guidelines.

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Corporate Governance at Hanesbrands

Other Governance Information

Related Person Transactions
Our Board of Directors has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related person transactions.” For purposes of this policy, the phrase “related person transaction” refers to any financial transaction, arrangement or relationship where: (i) Hanesbrands or any of its subsidiaries is a participant; (ii) any greater than five percent stockholder, director, nominee for director or executive officer, or any of their immediate family members or affiliated entities, has a direct or indirect material interest; (iii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; and (iv) disclosure would be required under Item 404 of Regulation S-K and related SEC rules.

Each director, director nominee and executive officer must promptly notify our Chief Executive Officer and our Corporate Secretary in writing of any material interest that such person or an immediate family member or affiliated entity of such person had, has or will have in a related person transaction. The Governance and Nominating Committee is responsible for the review and approval or ratification of all related person transactions involving a director, director nominee or executive officer. At the discretion of the Governance and Nominating Committee, the consideration of a related person transaction may be delegated to the full Board of Directors, another standing committee or to an ad hoc committee of the Board of Directors comprised of at least three members, none of whom has an interest in the transaction.

The Governance and Nominating Committee, or other governing body to which approval or ratification is delegated, may approve or ratify a transaction if it determines, in its business judgment, based on its review of the available information, that the transaction is fair and reasonable to us and consistent with our best interests. Factors to be taken into account in making a determination of fairness and reasonableness may include:

●	the business purpose of the transaction;
●	whether the transaction is entered into on an arm’s-length basis on terms fair to us; and
●	whether such a transaction would violate any provisions of our Global Code of Conduct.

If the Governance and Nominating Committee decides not to approve or ratify a transaction, the transaction may be referred to legal counsel for review and consultation regarding possible further action, including, but not limited to, termination of the transaction on a prospective basis, rescission of such transaction or modification of the transaction in a manner that would permit it to be ratified and approved by the Governance and Nominating Committee.

During 2018, there were no related person transactions requiring reporting under SEC rules.

Code of Ethics
Our Global Code of Conduct, which serves as our code of ethics, applies to all directors and officers and other employees of the Company and its subsidiaries. Any waiver of applicable requirements in the Global Code of Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of Hanesbrands requires the approval of the Audit Committee. Any such waiver of or amendment to the Global Code of Conduct will be disclosed on our corporate website, www.Hanes.com/investors (in the “Investors” section) or in a Current Report on Form 8-K.

Corporate Governance Documents
Copies of the written charters for the Audit Committee, Compensation Committee and Governance and Nominating Committee, as well as our Corporate Governance Guidelines, Global Code of Conduct and other corporate governance information are available on our corporate website, www.Hanes.com/investors (in the “Investors” section).

HANESBRANDS INC.	25

Audit Information

Proposal 2 —	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment (subject to ratification by the Company’s stockholders), retention, compensation, evaluation, oversight and termination of the Company’s independent auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for our 2019 fiscal year. While not required by law, the Board of Directors is asking our stockholders to ratify the selection of PricewaterhouseCoopers as a matter of good corporate practice.

If the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2019 fiscal year is not ratified by our stockholders, the adverse vote will be taken into consideration by the Audit Committee. However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current year, the appointment for our 2019 fiscal year will stand, unless the Audit Committee finds other good reason for making a change.

PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 2006. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In addition, in conjunction with the mandated rotation of PricewaterhouseCoopers’ lead engagement partner, the Audit Committee oversees and confirms the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will be available to respond to appropriate questions. For additional information regarding our relationship with PricewaterhouseCoopers, please refer to “Relationship with Independent Registered Public Accounting Firm” on page 28.
Our Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2019 fiscal year.

26

Audit Information

Audit Committee Report
Hanesbrands’ Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC rules and NYSE listing standards. Each of the members of the Audit Committee is independent and financially literate as required under applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that each of Mr. Moran and Mr. Singer possesses the experience and qualifications required of an “audit committee financial expert” as defined by the rules of the SEC. No member of the Audit Committee serves on the audit committees of more than three public companies.

The key responsibilities of the Audit Committee are set forth in its charter, a copy of which is available on our corporate website, www.Hanes.com/investors (in the “Investors” section). The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of:

●	the integrity of the Company’s financial statements, financial reporting process and systems of internal accounting and financial controls;
●	the Company’s compliance with legal and regulatory requirements;
●	the independent auditor’s qualifications and independence; and
●	the performance of the Company’s internal audit function and independent auditor.

Management is primarily responsible for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PricewaterhouseCoopers, the Audit Committee-appointed independent registered public accounting firm for the Company, is responsible for expressing an opinion on the conformity of Hanesbrands’ audited financial statements for the fiscal year ended December 29, 2018 (the “2018 Financial Statements”) with accounting principles generally accepted in the United States of America. In addition, PricewaterhouseCoopers expresses its opinion on the effectiveness of Hanesbrands’ internal control over financial reporting as of December 29, 2018.

In this context, the Audit Committee:

●	Reviewed and discussed with management and PricewaterhouseCoopers the 2018 Financial Statements and audit of internal control over financial reporting;
●	Discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;
●	Received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers their independence from Hanesbrands;
●	Met with the senior members of the Company’s financial management team at each regularly scheduled meeting;
●	Reviewed and discussed with management and PricewaterhouseCoopers the Company’s annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC;
●	Received periodic updates from management regarding management’s process to assess the adequacy of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting;
●	Reviewed and discussed with management, the internal auditors and PricewaterhouseCoopers, as appropriate, the plans for, and the scope of, the Company’s annual audit and other examinations;
●	Met in periodic executive sessions with certain members of management, the internal auditors and PricewaterhouseCoopers to discuss the results of their examinations, their assessments of the Company’s internal control over financial reporting and the overall integrity of the Company’s financial statements;
●	Reviewed and discussed with management the Company’s major financial risk exposures, the steps management has taken to monitor and control these exposures and the Company’s enterprise risk management activities generally; and
●	Reviewed and discussed with management the overall adequacy and effectiveness of the Company’s policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

HANESBRANDS INC.	27

Audit Information

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2018 Financial Statements as audited by PricewaterhouseCoopers be included in Hanesbrands’ Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

By the members of the
Audit Committee, consisting of:

Robert F. Moran, Chair	Geralyn R. Breig	Jessica T. Mathews	Franck J. Moison	David V. Singer

Relationship with Independent Registered Public Accounting Firm
The following table sets forth the fees billed to us by PricewaterhouseCoopers for services in the fiscal years ended December 29, 2018 and December 30, 2017:

	Fiscal Year Ended December 29, 2018	Fiscal Year Ended December 30, 2017
Audit fees	$6,275,252	$5,677,162
Audit-related fees	58,505	115,278
Tax fees	320,995	333,595
All other fees	—	—
Total fees	$6,654,752	$6,126,035

In the above table, in accordance with applicable SEC rules, “Audit fees” include fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, fees related to services rendered in connection with securities offerings and fees for the audit of our internal control over financial reporting and consultations concerning financial accounting and reporting standards.

“Audit-related fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit fees.” For the fiscal years ended December 29, 2018 and December 30, 2017, these fees primarily relate to attestation services rendered in connection with regulatory filings in certain foreign jurisdictions and various other services.

“Tax fees” for the fiscal years ended December 29, 2018 and December 30, 2017 include tax consultation, preparation and compliance services for domestic and certain foreign jurisdictions and consulting related to research and development credits.

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm provides management with an engagement letter outlining the scope of the audit services proposed to be performed during the year. The independent registered public accounting firm also submits an audit services fee proposal, which is approved by the Audit Committee before the audit commences. The Audit Committee may delegate the authority to pre-approve audit and non-audit engagements and the related fees and terms with the independent auditors to one or more designated members of the Audit Committee, as long as any decision made pursuant to such delegation is presented to the Audit Committee at its next regularly scheduled meeting. All audit and permissible non-audit services provided by PricewaterhouseCoopers to us during the fiscal years ended December 29, 2018 and December 30, 2017 were pre-approved by the Audit Committee.

28

Proposal 3 —	Advisory Vote to Approve Executive Compensation

Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote on our named executive officer compensation, as disclosed in this Proxy Statement. Based on the results of the stockholder advisory vote on the frequency of say on pay votes, which was held at the 2017 Annual Meeting of Stockholders, and based on the Board of Directors’ recommendation, Hanesbrands currently intends to hold such votes on an annual basis.

At our 2018 Annual Meeting of Stockholders, our stockholders approved the compensation of Hanesbrands’ named executive officers with over 90% support. Our Board of Directors, and the Compensation Committee in particular, considered several factors in determining that the fundamental characteristics of Hanesbrands’ executive compensation program should continue this year, including the strong support of our stockholders, the executive compensation programs of our peer group companies, our past operating performance and planned strategic initiatives.

We believe that our executive compensation philosophy, practices and policies have three essential characteristics. They are:

●focused on aligning senior management and stockholder interests in a simple, quantifiable and unifying manner;
●necessary to attract, retain and motivate the executive team to support the attainment of our business strategy and operating imperatives; and
●reasonable in comparison to our peer group companies.

Stockholders are encouraged to review the “Compensation Discussion and Analysis” section beginning on page 30 for more information on our executive compensation program.

This advisory vote is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers, as well as the compensation philosophy, practices and policies described in this Proxy Statement. We are asking stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders approve the compensation of Hanesbrands’ named executive officers as disclosed in the Proxy Statement for Hanesbrands’ 2019 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis and the executive compensation tables and related footnotes and narrative.”

Because this vote is advisory, it will not be binding on us or our Board of Directors. The vote will also not overrule any decision made by the Board of Directors or the Compensation Committee or create or imply any additional duty for the Board. We recognize, nonetheless, that our stockholders have a fundamental interest in Hanesbrands’ executive compensation practices. Thus, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of Hanesbrands’ named executive officers.

Compensation Committee Report
The Compensation Committee reviews and approves Company compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Hanesbrands’ Annual Report on Form 10-K.

By the members of the
Compensation Committee, consisting of:

Ann E. Ziegler, Chair	Bobby J. Griffin	James C. Johnson	Ronald L. Nelson

HANESBRANDS INC.	29

Compensation Discussion and Analysis

Compensation Highlights

Business Strategies and Priorities
Hanesbrands is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia/Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, Maidenform, DIM, Bali, Playtex, Bras N Things, Nur Die/Nur Der, Alternative, L’eggs, JMS/Just My Size, Lovable, Wonderbra, Berlei and Gear for Sports. We have a long history of innovation, product excellence and brand recognition, and we take great pride in our reputation for ethical business practices and the success of our Hanes for Good corporate responsibility program for community and environmental improvement.

We operate in the global innerwear and global activewear apparel categories. These are stable, heavily branded categories where we have a strong consumer franchise based on a global portfolio of industry-leading brands that we have built over multiple decades, through hundreds of millions of direct interactions with consumers. Since our 2006 spinoff, we have refined and strengthened our business model by implementing various strategies based on our underlying operating philosophy of Sell More, Spend Less and Generate Cash. These strategies include: recapitalizing our supply chain; integrating our operations; reinvesting in our brands; leading the introduction of meaningful innovation to our categories; broadening our distribution to include all channels of trade; divesting out of commodity products; and expanding both our international presence and our portfolio of leading brands through strategic acquisitions.

Over this time we have used strategic acquisitions to create a more diversified business with multiple paths to deliver consistent organic revenue growth, and we have continued to leverage our company-owned supply chain, our operational discipline and our global scale to generate higher levels of profitability and greater cash flow. Since 2007, we have increased revenue by over $2.5 billion, improved adjusted operating margin by approximately 450 basis points and generated over $3.9 billion of free cash flow.2 Since 2007, we have also returned $2.15 billion to stockholders through dividends and share repurchases.

In 2019, consistent with our strategy, we plan to continue to drive organic growth. With the strong cash flow generation of our business, we are focused on maximizing long-term stockholder returns by applying a disciplined, return-centric approach to capital allocation. Short term, this includes debt prepayment, reinvesting in our business and supporting our dividend. Longer term, and when we are within our targeted leverage range of two to three times net debt to adjusted EBITDA, we plan to again incorporate share repurchases and strategic acquisitions.

We believe our formula of strong brands, stable categories, scale leverage and disciplined capital allocation positions us to deliver strong returns for the next decade.

2018 Performance Highlights
During 2018, we continued to deliver on our key strategic priorities in a challenging and highly competitive global environment. Key financial and strategic highlights included:

●	Net sales growth of five percent, with organic sales growth of more than two percent - our first full year of organic sales growth since 2014;
●	Operating cash flow of $643 million, which allowed us to significantly reduce our leverage;
●	Global Champion revenue growth (excluding the mass channel) of over 40% in constant currency; and
●	The acquisition of Bras N Things, a leading intimate apparel retailer and e-commerce business in Australia, New Zealand and South Africa.

2	Adjusted operating margin and free cash flow are non-GAAP financial measures. For a reconciliation to GAAP operating margin and cash flow from operations, see Appendix A.

30

Compensation Discussion and Analysis

Executive Compensation Philosophy and Framework
At Hanesbrands, we emphasize a “pay-for-performance” culture, linking a substantial percentage of an executive’s compensation to our performance and stockholders’ value growth. Specifically:

●	We provide annual incentives designed to reward our executive officers for the attainment of short-term goals and long-term incentives designed to reward increasing stockholder value over the short, medium and long term.
●	Performance-based and at-risk compensation represents nearly 75% of our named executive officers’ total target direct compensation.
●	In keeping with our pay-for-performance philosophy, we expect our executive officers to deliver overall results that exceed performance targets to receive above median market compensation. Below target performance is expected to result in below median market compensation.
●	Our compensation program is designed to reward exceptional and sustained performance. By combining a three-year vesting period for equity awards with policies prohibiting hedging or pledging of such shares, a substantial portion of the value of our executives’ compensation package is tied to changes in our stock price, and therefore is at-risk, for a significant period of time. The Compensation Committee believes this design provides an effective way to link executive compensation to long-term stockholder returns.
●	Equity awards granted after January 1, 2019 are subject to “double-trigger” accelerated vesting in connection with a change in control, under which the vesting of awards will accelerate only if there is a qualifying termination of employment within two years after the change in control or if the surviving entity does not provide qualifying replacement awards.

Elements of 2018 Compensation
Our named executive officers’ total direct compensation for 2018 consisted principally of the following elements:

Base Salary	●Fixed compensation component ●Reflects the individual responsibilities, performance and experience of each named executive officer	●Provides a foundation of cash compensation for the fulfillment of fundamental job responsibilities
Annual Incentive Plan (“AIP”) Awards	●Performance-based cash compensation ●Payout determined based on Company performance against pre-established metrics	●Motivates performance by linking compensation to the achievement of key annual objectives
Long-Term Incentive Program (“LTIP”) Awards
●Performance-based and at-risk, time-vested compensation
●Performance Share Awards (“PSAs”) (50% of LTIP opportunity)
●Vesting on the third anniversary of the grant date
●Number of shares received ranges from 0% to 200% of the number of units granted based on 2018 Company performance against pre-established metrics
●Restricted Stock Unit Awards (“RSUs”) (50% of LTIP opportunity)
●Ratable vesting over a three-year service period
●Encourages behavior that enhances the long-term growth, profitability and financial success of the Company, aligns executives’ interests with our stockholders and supports retention objectives

In addition to the above, we provide health, welfare and retirement plans that promote employee wellness and support employees in attaining financial security. We also provide severance benefits under limited circumstances. These severance benefits, which provide our named executive officers with income protection in the event employment is terminated without cause or terminated in certain situations following a change in control, support our executive retention goals and encourage our named executive officers’ independence and objectivity in considering potential change in control transactions. See “Post-Employment Compensation” on page 42 for additional details.

HANESBRANDS INC.	31

Compensation Discussion and Analysis

2018 Compensation Mix
The mix of compensation elements that we offer is intended to further our goals of:

●	achieving key annual results and strategic long-term business objectives;
●	using an appropriate mix of cash and equity;
●	emphasizing a “pay-for-performance” culture;
●	effectively managing the cost of pay programs; and
●	providing a balanced total compensation program to ensure senior management is not encouraged to take unnecessary and excessive risks that may harm the Company.

Our emphasis on performance-based and at-risk pay is reflected in the following chart, which illustrates the average 2018 total target direct compensation mix for our Chief Executive Officer and our other named executive officers (“NEOs”).

2018 Total Target Direct Compensation

Performance-Based and At-Risk	Performance-Based and At-Risk
Compensation: 87.8%	Compensation: 74.4%

The percentage of our Chief Executive Officer’s performance-based and at-risk compensation is the highest of our named executive officers, reflecting the position’s highest level of responsibility and accountability for results. Performance-based and at-risk compensation comprises nearly 75% of all of our named executive officers’ total target direct compensation. Because the value of such compensation depends on Hanesbrands’ achievement of key annual results and strategic long-term business objectives and/or is tied to changes in our stock price, our named executive officers’ actual compensation could be materially higher or lower than targeted levels.

CEO Potential Compensation Scenarios (Percentage of Total Compensation)

32

Compensation Discussion and Analysis

2018 Performance Criteria
The Compensation Committee chose to use net sales growth, organic sales growth, diluted earnings per share from continuing operations, excluding actions (“EPS-XA”) growth, and cash flow from operations as performance criteria for our named executive officers’ 2018 performance-based pay opportunities, as follows:

2018 Results

(1)	Organic sales are net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date. For a reconciliation to GAAP net sales, see Appendix A.
(2)	EPS-XA is a non-GAAP financial measure which is used as a performance measure in our executive compensation programs. EPS-XA is defined as diluted earnings per share from continuing operations (“EPS”), excluding actions and the tax effect on actions. We have chosen to provide this non-GAAP financial measure to investors to enable additional analyses of past, present and future performance and as a supplemental means of evaluating company operations absent the effect of tax reform, acquisition-related expenses and other actions. For a reconciliation to GAAP EPS, see Appendix A.

HANESBRANDS INC.	33

Compensation Discussion and Analysis

(3)	U.S. tax reform, which resulted in a higher corporate tax rate beginning in 2018, affects the year-over-year comparisons for EPS-XA. Hanesbrands’ 2017 EPS-XA, normalized for a roughly 16% tax rate, would have been $1.68, or $0.25 lower than the reported $1.93. Because the exact impact of U.S. tax reform on the Company was unknown when the EPS-XA metric was established in December 2017, the Compensation Committee determined to measure 2018 EPS-XA growth for performance-based compensation purposes based on the tax-adjusted 2017 EPS-XA of $1.68. For a reconciliation to GAAP EPS, see Appendix A.

As a result of our 2018 performance, each of our named executive officers earned, in the aggregate, 78.98% of the target amounts for their performance-based pay opportunities.

Best Practices in Executive Compensation
Hanesbrands’ executive compensation practices include a number of features we believe reflect responsible compensation and governance practices and promote the interests of stockholders.

Our practices include:

●Performance-based pay - Approximately half of our named executive officers’ total target direct compensation is performance-based and must be earned every year based on objective performance criteria and metrics.
●Challenging performance metrics - The Compensation Committee sets growth performance metrics that require consistent year over year improvement in performance rather than performance based on negotiated targets relative to the Company’s annual operating plan or public guidance.
●Significant vesting periods - Equity awards made to our executive officers fully vest over a period of not less than three years, and in most cases no portion of the award may vest in less than 12 months.
●Robust stock ownership guidelines - Our Chief Executive Officer’s stock ownership guideline is six times his base salary, and the ownership guideline for our other named executive officers is three times his or her base salary. Until the guideline is met, an executive is required to retain 50% of any shares received (on a net after-tax basis) under our stock-based compensation plans.
●Clawback policy - We have adopted a clawback policy that allows us to recover cash and equity-based incentive compensation in the event we are required to prepare an accounting restatement due to material noncompliance with any financial requirement under the securities laws.
●Prohibition on hedging and pledging - Our insider trading policy prohibits all of our directors, officers and employees from pledging our securities or engaging in “short sales” or “sales against the box” or trading in puts, calls, warrants or other derivative instruments on our securities.
●Engagement of an independent compensation consultant - Our Compensation Committee engages an independent compensation consultant, who provides no other services to us, to advise on executive and non-employee director compensation matters. The independent compensation consultant reports to the Compensation Committee, who has the exclusive authority to retain or terminate the consultant.

Our practices exclude:

●Repricing or replacing of underwater stock options or stock appreciation rights without stockholder approval
●Providing excessive perquisites to executives
●Employment agreements for our named executive officers
●Gross-up payments to cover personal income taxes (other than due on relocation reimbursements as provided under a broad-based program) or excise taxes that pertain to executive or severance benefits (other than pursuant to change in control agreements entered into prior to December 1, 2010)
●Single-trigger change in control severance payments
●Automatic acceleration of equity vesting upon a change in control (for awards granted after January 1, 2019)

Overview

This Compensation Discussion and Analysis provides information about our compensation objectives and principles for our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers for 2018 (collectively, our “named executive officers”), which includes one highly compensated executive officer voluntarily disclosed to aid in the comparability of information year over year. Our named executive officers for our 2018 fiscal year were:

Gerald W. Evans, Jr.	Chief Executive Officer
Barry A. Hytinen	Chief Financial Officer
Jonathan Ram	Group President, Global Activewear
W. Howard Upchurch	Group President, Innerwear Americas
Joia M. Johnson	Chief Administrative Officer, General Counsel and Corporate Secretary
Michael E. Faircloth	Group President, Global Supply Chain, Information Technology and E-Commerce

34

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis also contains details about how and why significant compensation decisions were made and places in context the information contained in the tables that follow this discussion.

Listed below are several terms that we frequently use in discussing our executive compensation program:

Frequently Used Terms
AIP	Annual Incentive Plan
EPS-XA	Diluted earnings per share from continuing operations, excluding actions
LTIP	Long-Term Incentive Program
PSA	Performance Share Award
RSU	Restricted Stock Unit
SERP	Supplemental Employee Retirement Plan

How We Make Executive Compensation Decisions
The Compensation Committee, advised by its independent compensation consultant, is responsible for overseeing and approving the executive compensation program for the Company’s executive officers, including our named executive officers. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees. However, the Compensation Committee made no such delegation in 2018.

Frederic W. Cook & Co., or “FW Cook,” serves as the Compensation Committee’s executive compensation consultant. FW Cook reports directly to the Compensation Committee, and the Committee has the sole authority to terminate or replace FW Cook at any time. FW Cook assists in the development of compensation programs for our executive officers and our non-employee directors by providing compensation information from our peer group companies (which are described in “How the Compensation Committee uses Peer Groups” on page 36), relevant market trend data, information on current issues in the regulatory environment, recommendations for program design and best practices and corporate governance guidance.

The Compensation Committee realizes that it is essential to receive objective advice from its compensation advisors. Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Compensation Committee deems appropriate, the Compensation Committee assesses the independence of the advisor from management, taking into consideration all factors relevant to the advisor’s independence, including the factors specified in NYSE listing standards. The Compensation Committee has assessed the independence of FW Cook based on these criteria and concluded that FW Cook’s work for the committee does not raise any conflict of interest.

At the direction of the Compensation Committee, our management has worked with FW Cook to prepare information about the compensation competitiveness of our executive officers. Our Chief Executive Officer uses this information to make recommendations to the Compensation Committee regarding compensation of these officers, other than himself, and FW Cook provides guidance to the Compensation Committee about those recommendations. FW Cook also makes independent recommendations to the Compensation Committee regarding the compensation of our Chief Executive Officer without the involvement of management. The Compensation Committee uses this information and considers these recommendations in making decisions about executive compensation for all of our executive officers. All decisions regarding compensation of executive officers (other than our Chief Executive Officer) are made solely by the Compensation Committee. The Chief Executive Officer’s compensation is approved by the independent members of the Board of Directors, after reviewing the Compensation Committee’s recommendation.

The Compensation Committee does not generally make regular annual adjustments in pay. Instead, the Compensation Committee uses judgment when making compensation decisions and reviews executive pay from a holistic perspective, including reference to compensation peer group pay practices and norms, general industry pay levels as gathered from publicly-available survey sources, individual performance, experience, strategic importance of the position to Hanesbrands and internal equity considerations.

HANESBRANDS INC.	35

Compensation Discussion and Analysis

In making compensation decisions, the Compensation Committee:

Determines the competitive market for total target direct compensation for each named executive officer	Evaluates the allocation among the various elements of compensation, including base salary, AIP and LTIP compensation	Determines the appropriate balance of at-risk, time-based and performance-based equity compensation within each named executive officer’s LTIP opportunity

How the Compensation Committee uses Peer Groups
To determine what constitutes a “competitive” compensation package, the Compensation Committee generally considers total target direct compensation, as well as the allocation among the various elements of compensation, at our peer group companies. Because of significant differences in the pay practices of our peer group companies, the Compensation Committee does not view this market data as a prescriptive determinant of individual compensation. Rather, it is used by the Compensation Committee as a general guide in its decisions on the amount and mix of total target direct compensation. Ultimately, named executive officer compensation is based on the Compensation Committee’s judgment, taking into account factors described elsewhere in this Compensation Discussion and Analysis that are particular to Hanesbrands and our named executive officers, including, most importantly, actual performance.

The Compensation Committee, with assistance from FW Cook, establishes the Company’s peer group that is used for market comparison purposes.

We seek to identify peer group companies:
that have comparable business models and strategy;
with whom we compete for talent, capital and customers; and
that are of a similar size and complexity.
In selecting new peer companies and evaluating the continued inclusion of current peers, the Compensation Committee also considers companies:

In apparel and/or other general consumer product (non-durable goods) industries	With multiple distribution channels, such as wholesale, retail and e-commerce	Of a similar revenue size, market capitalization and margins	That consider us to be a peer for compensation purposes, plus the peer companies identified by our apparel peer companies	Used by us for financial comparison purposes	Used in Proxy advisory firm peer groups for purposes of the chief executive officer pay-for-performance test

36

Compensation Discussion and Analysis

In light of these parameters, the Compensation Committee decided to retain the same peer group used for purposes of determining compensation for the prior year, as such companies continued to have good overall alignment with the Compensation Committee’s peer group selection criteria. The peer group used by the Compensation Committee for purposes of determining 2018 compensation consisted of the following 17 companies:

2018 Peer Group
Apparel Companies	Consumer Products Companies
American Eagle Outfitters, Inc.	The Clorox Company
Carter’s Inc.	Fortune Brands Home & Security, Inc.
Foot Locker, Inc.	Hasbro, Inc.
Gildan Activewear, Inc.	The Hershey Company
L Brands, Inc.	Mattel, Inc.
PVH Corp.	Newell Brands Inc.
Ralph Lauren Corporation	Stanley Black & Decker, Inc.
Tapestry, Inc. (previously known as Coach Inc.)
The Gap, Inc.
V.F. Corporation

Elements of 2018 Executive Compensation

Total Target Direct Compensation
The following supplemental table shows base salary, AIP and LTIP compensation at the target level for each of our named executive officers for 2019, 2018 and 2017 as approved by our Compensation Committee. This table presents information that is supplemental to, and should not be considered a substitute for, the information contained in the Summary Compensation Table that appears under “Summary Compensation Table” on page 47. This supplemental table is not required by SEC rules. However, we have chosen to include it to provide investors with information on the total target direct compensation levels of our named executive officers and the allocation among the various elements of compensation for the two most recent years reflected in our Summary Compensation Table and for the current year. No information is provided for Mr. Ram for 2017 because he first became a named executive officer in the second quarter of 2018.

In December 2017, using the methodology discussed under “How We Make Executive Compensation Decisions” on page 35, the Compensation Committee determined the total target direct compensation levels of our named executive officers for 2018, as well as the relative mix of base salary, AIP opportunity and LTIP opportunity for those executives.

When setting Mr. Evans’ total target direct compensation level for 2018, the Compensation Committee considered the total compensation opportunity for chief executive officers at our peer group companies, as well as our operating performance and returns to stockholders. Based on those factors, the Compensation Committee increased Mr. Evans’ total target direct compensation for 2018 by approximately 6%. No changes were made to his base salary or target AIP opportunity, but his target LTIP opportunity was increased from $5,725,000 to $6,250,000.

Following a market review of pay practices at our peer group companies and considering changes to the scope of certain officers’ individual responsibilities, the Compensation Committee approved the following increases to the total target direct compensation levels for our other named executive officers:

●	Mr. Upchurch’s total target direct compensation for 2018 was increased by approximately 5%. No changes were made to his base salary or target AIP opportunity, but his target LTIP opportunity was increased from $1,202,000 to $1,302,000.
●	Ms. Johnson’s total target direct compensation for 2018 was increased by approximately 5%. No changes were made to her base salary or target AIP opportunity, but her target LTIP opportunity was increased from $1,082,000 to $1,182,000.
●	Mr. Faircloth’s total target direct compensation for 2018 was increased by approximately 7%. His base salary was increased from $540,000 to $560,000, his target AIP opportunity was increased from $405,000 to $420,000 and his target LTIP opportunity was increased from $1,105,000 to $1,205,000.

No changes were made to Mr. Hytinen’s total target direct compensation for 2018.

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Compensation Discussion and Analysis

In May 2018, in connection with Mr. Ram’s appointment as Group President, Global Activewear, the Compensation Committee considered the total target direct compensation opportunity for similarly situated executives at our peer group companies, as well as Mr. Ram’s breadth of experience and skills. Based on those factors, the Compensation Committee determined to set Mr. Ram’s base salary at $500,000, his target AIP opportunity at $375,000 and his target LTIP opportunity at $1,000,000. In addition, the Compensation Committee approved the payment to Mr. Ram of: (i) a transition equity award consisting of restricted stock units having an aggregate value as of the grant date of approximately $1,500,000, which will vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date; and (ii) a transition cash bonus of $250,000 that must be repaid in the event Mr. Ram voluntarily terminates his employment with Hanesbrands prior to the second anniversary of his employment start date.

Our Compensation Committee typically approves, at its December meeting, LTIP awards that are intended to serve as equity incentive compensation for the following fiscal year. On December 11, 2018, the Compensation Committee approved the 2019 LTIP awards. The PSAs and RSUs that comprise the 2019 LTIP awards were granted to the named executive officers on that date. The supplemental table below includes the target value of the 2019 LTIP awards in the row for fiscal year 2019, as this corresponds to the analysis undertaken by the Compensation Committee in determining total target direct compensation. Under SEC rules, however, we are required to include the grant date fair value of equity awards in the fiscal year in which the award is granted. Therefore, in the Summary Compensation Table on page 47, the grant date fair value for the 2019 LTIP awards is included in the stock awards column for fiscal year 2018.

For a discussion of 2019 compensation information reflected in the supplemental table below, see “2019 Compensation Decisions” on page 43.

		Annual Compensation at Target				Long-Term Compensation at Target
Name	Year	Base Salary/% of Value of Total Target Direct Compensation		Value at Target of AIP Compensation/% of Value of Total Target Direct Compensation		Value at Target of LTIP Compensation/% of Value of Total Target Direct Compensation		Value of Total Target Direct Compensation
Gerald W. Evans, Jr.	2019	$1,100,000	12.2%	$1,650,000	18.3%	$6,250,000	69.4%	$9,000,000
	2018	1,100,000	12.2	1,650,000	18.3	6,250,000	69.4	9,000,000
	2017	1,100,000	13.0	1,650,000	19.5	5,725,000	67.6	8,475,000
Barry A. Hytinen	2019	675,000	24.6	573,750	20.9	1,500,000	54.6	2,748,750
	2018	600,000	26.0	510,000	22.1	1,200,000	51.9	2,310,000
	2017	600,000	26.0	510,000	22.1	1,200,000	51.9	2,310,000
Jonathan Ram	2019	525,000	26.0	393,750	19.5	1,100,000	54.5	2,018,750
	2018	500,000	26.7	375,000	20.0	1,000,000	53.3	1,875,000
	2017	—	—	—	—	—	—	—
W. Howard Upchurch	2019	570,000	24.8	427,500	18.6	1,302,000	56.6	2,299,500
	2018	570,000	24.8	427,500	18.6	1,302,000	56.6	2,299,500
	2017	570,000	25.9	427,500	19.4	1,202,000	54.6	2,199,500
Joia M. Johnson	2019	550,000	25.0	467,500	21.3	1,182,000	53.7	2,199,500
	2018	550,000	25.0	467,500	21.3	1,182,000	53.7	2,199,500
	2017	550,000	26.2	467,500	22.3	1,082,000	51.5	2,099,500
Michael E. Faircloth	2019	560,000	25.6	420,000	19.2	1,205,000	55.1	2,185,000
	2018	560,000	25.6	420,000	19.2	1,205,000	55.1	2,185,000
	2017	540,000	26.3	405,000	19.8	1,105,000	53.9	2,050,000

Criteria and Metrics for our Compensation Program
A significant portion of the compensation that our named executive officers may earn is subject to the achievement of Company-wide performance metrics. We believe that the performance of our named executive officers is best viewed through their contributions to long-term stockholder value as reflected by achievement of annual performance metrics that our Compensation Committee believes to be drivers of our strategic business plans and stockholder returns. We use quantifiable performance criteria that are easily calculated and easily understood and that reinforce teamwork and internal alignment.

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Compensation Discussion and Analysis

For 2018, the elements of our executive compensation program subject to the achievement of performance metrics consisted of:

●	the AIP; and
●	the PSA portion of LTIP compensation.

Percentage Payout of Target Incentive Compensation

Executive officers can earn incentive compensation equal to 10% of their targeted amount for performance at the threshold level, 100% of their targeted amount for performance at the target level and 200% of their targeted amount for performance at or above the maximum level. No incentive compensation is payable if performance is below the threshold level, and incentive compensation is capped at 200% of the target amount. Incentive compensation is payable on a straight line basis for performance between the threshold level and the target level, as well as between the target level and the maximum level.

In keeping with our pay for performance philosophy, we expect our named executive officers to deliver overall results that exceed the target level of performance in order to receive above median market compensation. Performance below the target level of performance is expected to result in below median market compensation.

CEO Potential Compensation Scenarios (Comparison to Peer Group)

The amounts earned by our named executive officers under the performance-based elements of our compensation program are based solely on our performance against pre-established criteria and metrics. The Compensation Committee selects criteria and metrics that have generally remained constant from year to year and that it considers to be key performance drivers that are important to our stockholders and aligned with our long-term business strategy, supplementing those criteria and metrics from time to time as the Compensation Committee deems necessary.

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Compensation Discussion and Analysis

The Compensation Committee sets growth performance metrics that require consistent year over year improvement in performance rather than performance based on negotiated targets relative to the Company’s annual operating plan or public guidance. The Committee believes that this approach to establishing performance metrics has been a significant factor in Hanesbrands’ success over the past decade. De-linking performance metrics from public guidance reduces incentive-related risk by focusing our executives on long-term value creation rather than on short-term compensation maximization.

The performance criteria and metrics approved by the Compensation Committee for 2018 were as follows:

2018 Performance Criteria and Metrics

Criteria	Weighting	Threshold	Target	Maximum	FY2018 Results
Net Sales (growth compared to prior year)	10%	0%	3%	6%	5.1%
Organic Sales (growth compared to prior year)(1)	10%	0%	1%	2%	2.4%
EPS-XA, as adjusted (growth compared to prior year)(2)(3)	40%	0%	8%	16%	1.8%
Cash Flow from Operations	40%	$500 million	$700 million	$900 million	$643.4 million

(1)	Organic sales are net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date. For a reconciliation to GAAP net sales, see Appendix A.
(2)	EPS-XA is a non-GAAP financial measure which is used as a performance measure in our executive compensation programs. EPS-XA is defined as diluted earnings per share from continuing operations (“EPS”), excluding actions and the tax effect on actions. We have chosen to provide this non-GAAP financial measure to investors to enable additional analyses of past, present and future performance and as a supplemental means of evaluating company operations absent the effect of tax reform, acquisition-related expenses and other actions. For a reconciliation to GAAP EPS, see Appendix A.
(3)	U.S. tax reform, which resulted in a higher corporate tax rate beginning in 2018, affects the year-over-year comparisons for EPS-XA. Hanesbrands’ 2017 EPS-XA, normalized for a roughly 16% tax rate, would have been $1.68, or $0.25 lower than the reported $1.93. Because the exact impact of U.S. tax reform on the Company was unknown when the EPS-XA metric was established in December 2017, the Compensation Committee determined to measure 2018 EPS-XA growth for performance-based compensation purposes based on the tax-adjusted 2017 EPS-XA of $1.68. For a reconciliation to GAAP EPS, see Appendix A.

As a result of our 2018 performance, each of our named executive officers earned, in the aggregate, 78.98% of the target amounts for their performance-based pay opportunities.

Base Salary
We pay base salary to attract talented executives and to provide a fixed base of cash compensation for fulfillment of fundamental job responsibilities. The base salaries for our named executive officers are determined based on their experience and the scope of their responsibilities, both on an individual basis and in relation to the experience and scope of responsibilities of other executives. The Compensation Committee also considers the practices of the companies in our peer group in setting our named executive officers’ base salary. These factors result in different compensation levels among the named executive officers. Base salaries are adjusted periodically (but generally not every year) as part of the Compensation Committee’s annual review of total target direct compensation to reflect individual responsibilities, performance and experience, as well as market compensation levels.

Annual Incentive Plan (AIP)
The AIP is designed to motivate performance by linking a portion of our named executive officers’ compensation to the achievement of key annual results.

As discussed in “Criteria and Metrics for our Compensation Program” on page 38 the performance criteria for the AIP for 2018 were net sales growth, organic sales growth, EPS-XA growth and cash flow from operations. As a result of our 2018 performance, each of our named executive officers earned AIP payments at 78.98% of their target amounts.

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Compensation Discussion and Analysis

Long-Term Incentive Program (LTIP)
The Compensation Committee currently uses equity grants as the primary means of providing long-term incentives to our named executive officers. These LTIP awards are designed to encourage behaviors that drive the long-term growth, profitability and financial success of the Company, align executives’ interests with our stockholders and support retention objectives. As discussed in “Criteria and Metrics for our Compensation Program” on page 38, the performance criteria for the PSAs included in the LTIP awards for 2018 were net sales growth, organic sales growth, EPS-XA growth and cash flow from operations.

For 2018, two types of LTIP grants were awarded to our named executive officers:

●	PSAs; and
●	time-vested RSUs.

For 2018, 50% of the value of the LTIP opportunity consisted of PSAs and 50% of the value consisted of RSUs.* The terms of these awards are described below:

*	The actual value realized by our named executive officers as result of their 2018 PSA and RSU grants will depend on our stock price on the respective vesting date of each award.
**	Awards granted to executives who retire prior to the vesting date and who are age 50 or older and have at least 10 years of service will continue to vest in accordance with the vesting schedule, provided the executive enters into a written release of claims against the Company and complies with certain restrictive covenants.

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Compensation Discussion and Analysis

Our Compensation Committee typically approves, at its December meeting, LTIP awards that are intended to serve as equity incentive compensation for the following fiscal year. On December 12, 2017, the Compensation Committee approved the 2018 LTIP awards, and the PSAs and RSUs that comprise the 2018 LTIP awards were granted to the named executive officers on such date. Pursuant to SEC rules we are required to include the grant date fair value of equity awards in the fiscal year in which the award is granted. Therefore, in the Summary Compensation Table on page 47, the grant date fair value for the 2018 LTIP awards is included in the stock awards column for fiscal year 2017.

The Compensation Committee believes that setting performance criteria and metrics annually for performance-based equity awards, with a three-year vesting period, is the most effective approach for our LTIP. As a large multinational apparel company, Hanesbrands’ operating results can be significantly impacted by changing macroeconomic and regional economic factors. These economic factors, as well as the rapidly evolving retail industry, make it difficult to forecast operating plans accurately over an extended period of time. By combining a three-year vesting period for LTIP awards with policies prohibiting hedging or pledging of such shares, the value of our executives’ LTIP awards are tied to changes in our stock price, and therefore at-risk, for a significant period of time. The Compensation Committee believes this design provides an effective way to link executive compensation to long-term stockholder returns.

Post-Employment Compensation
Our named executive officers are eligible to receive post-employment compensation pursuant to the Hanesbrands Inc. Pension Plan (the “Pension Plan”) and our defined contribution retirement program, which consists of the Hanesbrands Inc. Retirement Savings Plan (the “401(k) Plan”) and the Hanesbrands Inc. Supplemental Employee Retirement Plan (the “SERP”), and pursuant to Severance/Change in Control Agreements, or “Severance Agreements.” Each of these arrangements is discussed below.

Pension Plan
The Pension Plan is a defined benefit pension plan under which benefits have been frozen since December 31, 2005, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for any of our employees, including our named executive officers, as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. Because the Pension Plan is frozen, no additional employees became participants in the Pension Plan after December 31, 2005, and existing participants in the Pension Plan do not accrue any additional benefits after December 31, 2005.

Defined Contribution Retirement Program
Our defined contribution retirement program consists of the 401(k) Plan and the SERP.

Under the 401(k) Plan, our named executive officers and generally all full-time domestic exempt and non-exempt salaried employees may contribute a portion of their compensation to the plan on a pre-tax basis and receive a matching employer contribution of up to a possible maximum of 4% of their eligible compensation not in excess of certain dollar limits mandated by the Internal Revenue Code. In addition, we may make a discretionary employer contribution to exempt and non-exempt salaried employees of up to an additional 4% of their eligible compensation.

The SERP is a nonqualified supplemental retirement plan that provides two types of benefits:

●	First, the “Defined Contribution Component” of the SERP provides for employer matching and discretionary contributions to employees whose compensation exceeds a threshold set by the Internal Revenue Code. Although, as described above, the 401(k) Plan provides for employer contributions to our named executive officers at the same percentage of their eligible compensation as provided for all employees who participate in the 401(k) Plan, compensation and benefit limitations imposed on the 401(k) Plan by the Internal Revenue Code generally prevent us from making the entire amount of the employer matching and discretionary contributions contemplated by the 401(k) Plan with respect to any employee whose compensation exceeds a threshold set by Internal Revenue Code provisions, which was $275,000 for 2018. The SERP provides to those employees whose compensation exceeds this threshold, including our named executive officers, benefits that would be earned under the 401(k) Plan but for these limitations.
●	Second, the “Defined Benefit Component” of the SERP provides benefits consisting of those supplemental retirement benefits that had been accrued as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company.

42

Compensation Discussion and Analysis

Severance Agreements
We have entered into Severance Agreements with all of our named executive officers. Severance Agreements help us attract and retain key talent and also provide important protections to us by discouraging our key executives from competing with us or soliciting our customers or employees for a specified period of time following termination. The Severance Agreements provide our named executive officers with benefits upon the involuntary termination of their employment other than for wrongful behavior or misconduct. The Severance Agreements also contain change in control benefits for these officers to help keep them focused on their work responsibilities during the uncertainty that accompanies a potential change in control and provide benefits for a period of time after a change in control transaction. We believe the levels of benefits offered by the Severance Agreements are appropriate and competitive. Compensation that could potentially be paid to our named executive officers pursuant to the Severance Agreements is described under “Potential Payments upon Termination or Change in Control” on page 55. Each agreement continues in effect unless we give at least 18 months’ prior written notice that the agreement will not be renewed. In addition, if a change in control occurs during the term of the agreement, the agreement will automatically continue for two years after the end of the month in which the change in control occurs.

Benefit Plans and Arrangements
Our named executive officers are eligible to participate in certain of our other employee benefits plans and arrangements. These consist of the Hanesbrands Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”), the Hanesbrands Inc. Executive Life Insurance Plan (the “Life Insurance Plan”), and the Hanesbrands Inc. Executive Disability Plan (the “Disability Plan”). In general, these benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to enable executives to save for future financial needs in a tax efficient manner.

Under the Executive Deferred Compensation Plan, a group of approximately 235 U.S.-based employees, generally at the director level and above, including our named executive officers, may defer receipt of cash and equity compensation. This benefit offers tax advantages to eligible employees, permitting them to defer payment of their compensation and defer taxation on that compensation until a future date. The amount of compensation that may be deferred is determined in accordance with the Executive Deferred Compensation Plan based on elections by each participant. Amounts deferred under the Executive Deferred Compensation Plan may, at the election of the executive, (i) earn a fixed rate of interest, which was 2.62% for 2018; (ii) be deemed to be invested in a stock equivalent account (the “HBI Stock Fund”) and earn a return based on the total shareholder return of Hanesbrands’ stock; or (iii) be deemed to be invested in one of a number of other investment funds designated by us from time to time. The amount payable to participants will be payable either on the withdrawal date elected by the participant or upon the occurrence of certain events as provided under the Executive Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death; however, neither participants nor their beneficiaries may transfer any right or interest in the Executive Deferred Compensation Plan.

The Life Insurance Plan provides life insurance benefits to a group of approximately 75 U.S.-based employees, generally at the level of vice president or above, including our named executive officers, who contribute materially to our continued growth, development and future business success. The Life Insurance Plan, which includes both a death benefit and a cash value, provides life insurance coverage during active employment in an amount equal to three times annual base salary, and, depending on the performance of investments in the plan, may offer continuing coverage following retirement. The Life Insurance Plan also provides executives with the opportunity to make voluntary, after-tax contributions that may be allocated by the executive into a range of investment options.

The Disability Plan provides long-term disability benefits for a group of approximately 75 U.S.-based employees, generally at the level of vice president and above, including our named executive officers. If an eligible employee becomes totally disabled, the program will provide a monthly disability benefit equal to 1/12 of the sum of (i) 75% of the employee’s annual base salary up to an amount not in excess of $500,000 and (ii) 50% of the three-year average of the employee’s annual short-term incentive payments up to an amount not in excess of $250,000. The maximum monthly disability benefit is $41,667 and is reduced by any disability benefits that an employee is entitled to receive under Social Security, workers’ compensation, a state compulsory disability law or another plan of Hanesbrands providing benefits for disability.

2019 Compensation Decisions
In December 2018, using the methodology discussed under “How We Make Executive Compensation Decisions” on page 35, the Compensation Committee determined the total target direct compensation levels of our executive officers for 2019, as well as the relative mix of base salary, AIP opportunity and LTIP opportunity for those executives.

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Compensation Discussion and Analysis

When setting Mr. Evans’ total target direct compensation level for 2019, the Compensation Committee considered the total compensation opportunity for chief executive officers at our peer group companies, as well as our operating performance and returns to stockholders. Based on those factors, the Compensation Committee determined recommend no changes to Mr. Evans’ total target direct compensation for 2019.

Following a market review of pay practices at our peer group companies and considering changes to the scope of certain officers’ individual responsibilities, the Compensation Committee approved the following increases to the total target direct compensation levels for certain of our other named executive officers:

●	Mr. Hytinen’s total target direct compensation for 2019 was increased by approximately 19%. His base salary was increased from $600,000 to $675,000, his target AIP opportunity was increased from $510,000 to $573,750, and his target LTIP opportunity was increased from $1,200,000 to $1,500,000.
●	Mr. Ram’s total target direct compensation for 2019 was increased by approximately 8%. His base salary was increased from $500,000 to $525,000, his target AIP opportunity was increased from $375,000 to $393,750, and his target LTIP opportunity was increased from $1,000,000 to $1,100,000.

No changes were made to the 2019 total target direct compensation levels for Mr. Upchurch, Ms. Johnson or Mr. Faircloth.

With respect to the named executive officers’ 2019 LTIP opportunity, the Compensation Committee again determined that 50% of the LTIP opportunity will consist of PSAs and 50% of the LTIP opportunity will consist of RSUs.

*	Awards granted to executives who retire prior to the vesting date and who are age 50 or older and have at least 10 years of service will continue to vest in accordance with the vesting schedule, provided the executive enters into a written release of claims against the Company and complies with certain restrictive covenants.

The Compensation Committee determined to continue the overall structure of the AIP and LTIP for 2019. The PSAs and RSUs for 2019 were granted on December 11, 2018. As a result, these awards are reflected in the Grants of Plan-Based Awards table on page 49 and the full grant date value of these awards is included for 2018 in the Summary Compensation Table on page 47, even though the Compensation Committee views these as 2019 LTIP awards.

The Compensation Committee also approved performance criteria and metrics for 2019 that will be used to determine the amounts earned by our named executive officers under their performance-based pay opportunities. Our named executive officers can earn performance-based compensation equal to 25% of their targeted amount for performance at the threshold level, 100% of their targeted amount for performance at the target level and 200% of their targeted amount for performance at or above the maximum level. No performance-based compensation is payable if performance is below the threshold level, and incentive compensation is capped at 200% of the target amount. Performance-based compensation is payable on a straight-line basis for performance between the threshold level and the target level, as well as between the target level and the maximum level.

44

Compensation Discussion and Analysis

The Compensation Committee again selected performance criteria and metrics that are key drivers of the Company’s long-term business strategy and that require consistent year over year improvement in Company performance rather than performance based on negotiated targets relative to the Company’s annual operating plan or public guidance. The performance criteria and metrics for 2019 are as follows:

Criteria	Weighting	Threshold	Target	Maximum
Net Sales (growth compared to prior year)	10%	0%	1%	2%
Organic sales (growth compared to prior year)*	10%	0%	1%	2%
EPS-XA (growth compared to prior year)	40%	0%	3%	6%
Cash flow from operations	40%	$500 million	$700 million	$900 million

*	Organic sales are net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date.

In establishing the performance metrics for 2019, the Compensation Committee considered the Company’s short-term priority of debt reduction over strategic acquisitions and other choices of capital allocation, as well as general retail conditions, and decided to: (i) lower the net sales growth target from the 2018 target of 3% to 1%, consistent with the organic sales growth target, and (ii) reduce the EPS-XA growth target from the 2018 target of 8% to 3%.

Additional Information

Consideration of Prior Stockholder Advisory Vote on Executive Compensation
At our 2018 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory “say on pay” vote on our executive compensation. Our stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement for that meeting with over 90% support. Our Board of Directors, and the Compensation Committee in particular, considered this strong level of support, as well as the executive compensation programs of our peer group of companies, our past operating performance and planned strategic initiatives, in making the determination that the fundamental characteristics of our executive compensation program should continue this year.

No Tax Gross-Ups
We do not increase payments to any executive officer to cover non business-related personal income taxes, other than the personal income taxes due on relocation reimbursements, which is provided under a broad-based program. Beginning December 1, 2010, we eliminated excise tax gross-ups with respect to new or amended Severance Agreements.

Clawbacks and Recoupment
The Compensation Committee has adopted a clawback policy in order to further align the interests of employees with the interests of our stockholders and strengthen the link between total compensation and the Company’s performance. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, in the discretion of the Compensation Committee (as it applies to current or former executive officers) or the Chief Executive Officer (as it applies to any other employee), seek to recover, from any employee who received cash-based or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash-based or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Stock Ownership and Retention Guidelines
We believe that our executives should have a significant ownership position in Hanesbrands. To promote such equity ownership and further align the economic interests of our executives with our stockholders, we have adopted stock ownership guidelines for our key executives, including our named executive officers.

Our Chief Executive Officer is required to own Hanesbrands stock valued at six times his annual base salary; all other named executive officers are required to own Hanesbrands stock valued at three times his or her base salary. Until the requirements of the stock ownership guidelines are met, an executive is required to retain 50% of any shares received (on a net after-tax basis) under our stock-based compensation plans. Our named executive officers and other key executives have a substantial portion of their incentive compensation paid in the form of our common stock. In addition to shares directly held by a key executive, shares held for such

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Compensation Discussion and Analysis

executive in the 401(k) Plan, the Executive Deferred Compensation Plan and the SERP, including hypothetical share equivalents held in the latter two plans, are counted for purposes of determining whether the ownership requirements are met. All of our named executive officers are in compliance with these stock ownership and retention guidelines.

Prohibitions on Pledging, Hedging and Other Derivative Transactions
Under our insider trading policy, directors and executive officers, including our named executive officers, are required to clear in advance all transactions in our securities with Hanesbrands’ law department. Further, no director, executive officer or other employee is permitted to (i) pledge or margin our securities as collateral for a loan obligation, (ii) engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities or (iii) purchase any financial instrument or contract that is designed to hedge or offset any risk of decrease in the market value of our securities. These provisions are part of our overall program to prevent any of our directors, officers or employees from trading on material non-public information.

Compensation Risk Assessment
The Compensation Committee, in consultation with FW Cook, annually reviews our current compensation policies and practices and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Some of the key factors supporting the Compensation Committee’s conclusion include: (i) a reasonable degree of balance with respect to the mix of cash and equity compensation and short-term and longer-term performance focus; (ii) the use of multiple performance criteria in our AIP and LTIP awards; (iii) multiple year vesting for equity awards; (iv) robust executive and non-employee director stock ownership guidelines; (v) an insider trading policy that includes prohibitions on hedging and pledging of our stock; and (vi) an incentive compensation clawback policy.

Tax Treatment of Certain Compensation
Previously, Section 162(m) of the Internal Revenue Code limited the tax deductibility of certain compensation paid to our Chief Executive Officer and our three other named executive officers, other than our Chief Financial Officer, with the highest total compensation. That provision disallowed the deductibility of certain compensation in excess of $1 million per year unless it was considered performance-based compensation under the Internal Revenue Code. As a result, we historically adopted policies and practices that were intended to qualify certain awards as performance-based compensation under Section 162(m) and qualify for the maximum possible tax deduction.

On December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, which substantially modified the Internal Revenue Code and, among other things, eliminated the performance-based compensation exception under Section 162(m). As a result, we are no longer able to deduct any compensation amounts over $1 million paid to our Chief Executive Officer and certain current or former named executive officers unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In making decisions about executive compensation, we continue to consider the impact of other regulatory provisions, including the provisions of Section 409A regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Internal Revenue Code. We also consider how various elements of compensation will impact our financial results. In this regard, we consider the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of employee services received in exchange for awards of equity instruments.

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Compensation Discussion and Analysis

Executive Compensation

Summary of Compensation
The following table sets forth a summary of compensation earned by or paid to our named executive officers for our 2018, 2017 and 2016 fiscal years, as applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (1) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total Compensation ($)
Gerald W. Evans, Jr. Chief Executive Officer	2018	$ 1,100,000	—	$ 6,249,987	$ 1,303,170	$ —	$ 179,551	$ 8,832,708
	2017	1,100,000	—	6,250,014	1,889,250	164,848	177,874	9,581,985
	2016	912,500	—	6,543,769	1,394,190	132,718	206,366	9,189,543
Barry A. Hytinen Chief Financial Officer	2018	600,000	—	1,499,993	402,798	—	178,645	2,681,436
	2017	127,693	250,000	2,200,017	124,277	—	44,058	2,746,045
Jonathan Ram Group President, Global Activewear	2018	316,668	250,000	2,599,983	187,578	—	60,093	3,414,321
W. Howard Upchurch Group President, Innerwear Americas	2018	570,000	—	1,302,000	337,640	—	50,317	2,259,956
	2017	570,000	—	1,302,001	489,488	51,457	65,043	2,477,988
	2016	525,000	—	1,201,980	592,531	29,398	103,155	2,452,064
Joia M. Johnson Chief Administrative Officer, General Counsel and Corporate Secretary	2018	550,000	—	1,182,008	369,232	—	55,116	2,156,356
	2017	550,000	—	1,181,999	535,288	—	67,358	2,334,644
	2016	515,000	—	1,082,012	581,245	—	278,966	2,457,223
Michael E. Faircloth Group President, Global Supply Chain, Information Technology and E-Commerce	2018	560,000	—	1,205,012	331,716	—	51,270	2,147,998
	2017	540,000		1,205,002	463,725	22,927	60,987	2,292,641
	2016	510,000	—	1,105,012	507,884	13,083	85,673	2,221,651

(1)	The amounts shown include deferrals to the 401(k) Plan and the Executive Deferred Compensation Plan.
(2)	In connection with his appointment as Chief Financial Officer, Mr. Hytinen received a transition cash bonus of $250,000 that must be repaid in the event Mr. Hytinen voluntarily terminates his employment with Hanesbrands prior to the second anniversary of his employment start date. In connection with his appointment as Group President, Global Activewear, Mr. Ram received a transition cash bonus of $250,000 that must be repaid in the event Mr. Ram voluntarily terminates his employment with Hanesbrands prior to the second anniversary of his employment start date.

HANESBRANDS INC.	47

Compensation Discussion and Analysis

(3)	The amounts shown reflect the aggregate grant date fair value of awards during the year shown, computed in accordance with Topic 718 of the FASB Accounting Standards Codification. The assumptions we used in valuing these awards are described in Note 6, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. These amounts do not correspond to the actual value that may be recognized by the officer. Additional information regarding outstanding awards, including exercise prices and expiration dates, can be found in the “Outstanding Equity Awards” table on page 50. The amounts shown under “Stock Awards” include: (i) grants of restricted stock units (“RSUs”) and (ii) performance share awards (“PSAs”), as shown below:

	Year	Grant Date Fair Value of PSAs	Grant Date Fair Value of RSUs	Total Grant Date Fair Value of Stock Awards
Gerald W. Evans, Jr.	2018	$ 3,124,993	$ 3,124,993	$ 6,249,987
	2017	3,125,007	3,125,007	6,250,014
	2016	2,862,511	3,681,258	6,543,769
Barry A. Hytinen	2018	749,997	749,997	1,499,993
	2017	600,008	1,600,009	2,200,017
Jonathan Ram	2018	549,995	2,049,989	2,599,983
W. Howard Upchurch	2018	651,000	651,000	1,302,000
	2017	651,000	651,000	1,302,001
	2016	600,990	600,990	1,201,980
Joia M. Johnson	2018	591,004	591,004	1,182,008
	2017	591,000	591,000	1,181,999
	2016	541,006	541,006	1,082,012
Michael E. Faircloth	2018	602,506	602,506	1,205,012
	2017	602,501	602,501	1,205,002
	2016	552,506	552,506	1,105,012

The amounts shown above for PSAs represent the grant date value based on the probable outcome of the performance conditions. The value of such awards at the grant date assuming that the maximum level of performance conditions was achieved was as follows: for Mr. Evans: $5,725,022 in 2016, $6,250,014 in 2017 and $6,249,987 in 2018; for Mr. Hytinen: $1,200,016 in 2017 and $1,499,993 in 2018; for Mr. Ram: $1,099,989 in 2018; for Mr. Upchurch: $1,201,980 in 2016, $1,302,001 in 2017 and $1,302,000 in 2018; for Ms. Johnson: $1,082,012 in 2016, $1,181,999 in 2017 and $1,182,008 in 2018; and for Mr. Faircloth: $1,105,012 in 2016, $1,205,002 in 2017 and $1,205,012 in 2018.

(4)	The amount shown reflects the amount earned for such year under the AIP, which amount was paid after the end of such year.
(5)	Neither the Executive Deferred Compensation Plan nor the SERP provide for “above-market” or preferential earnings as defined in applicable SEC rules. Increases in pension values are determined for the periods presented; because the defined benefit arrangements are frozen, the amounts shown in this column represent solely the increase in the actuarial value of pension benefits previously accrued as of December 31, 2005.
(6)	For the fiscal year ended December 29, 2018, the amounts shown in the “All Other Compensation” column include the following: (i) life insurance policy premiums ($49,386 for Mr. Evans, $14,644 for Mr. Hytinen, $21,241 for Mr. Ram, $7,937 for Mr. Upchurch, $11,705 for Ms. Johnson and $10,321 for Mr. Faircloth); (ii) long-term disability insurance policy premiums ($10,505 for Mr. Evans, $5,730 for Mr. Hytinen and $4,775 for Mr. Ram); (iii) accidental death and dismemberment insurance policy premiums ($90 for each of Mr. Evans, Mr. Hytinen and Mr. Ram); (iv) our contributions pursuant to the defined contribution retirement program, which consists of the qualified 401(k)Plan ($11,000 for each of the officers, other than Mr. Ram) and the nonqualified SERP ($108,570 for Mr. Evans, $17,971 for Mr. Hytinen, $11,667 for Mr. Ram, $31,380 for Mr. Upchurch, $32,411 for Ms. Johnson and $29,949 for Mr. Faircloth); (v) relocation expenses ($115,281 for Mr. Hytinen and $15,000 for Mr. Ram); and (vi) reimbursement of taxes owed with respect to relocation benefits ($13,929 for Mr. Hytinen and $7,320 for Mr. Ram).

48

Compensation Discussion and Analysis

Grants of Plan-Based Awards
The following table sets forth a summary of grants of plan-based awards to our named executive officers during our 2018 fiscal year.

Grants of Plan-Based Awards in 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gerald W. Evans, Jr.	1/30/2018	(2)	$165,000	$1,650,000	$3,300,000	—	—	—	—	$ —
	12/11/2018	(3)	—	—	—	21,001	210,013	420,026	—	3,124,993	(4)
	12/11/2018	(5)	—	—	—	—	—	—	210,013	3,124,993
Barry A. Hytinen	1/30/2018	(2)	51,000	510,000	1,020,000	—	—	—	—	—
	12/11/2018	(3)	—	—	—	5,040	50,403	100,806	—	749,997	(4)
	12/11/2018	(5)	—	—	—	—	—	—	50,403	749,997
Jonathan Ram	5/15/2018	(2)	23,750	237,501	475,001	—	—	—	—	—
	7/24/2018	(6)	—	—	—	—	—	—	69,156	1,499,994
	12/11/2018	(3)	—	—	—	3,696	36,962	73,924	—	549,995	(4)
	12/11/2018	(5)	—	—	—	—	—	—	36,962	549,995
W. Howard Upchurch	1/30/2018	(2)	42,750	427,500	855,000	—	—	—	—	—
	12/11/2018	(3)	—	—	—	4,375	43,750	87,500	—	651,000	(4)
	12/11/2018	(5)	—	—	—	—	—	—	43,750	651,000
Joia M. Johnson	1/30/2018	(2)	46,750	467,500	935,000	—	—	—	—	—
	12/11/2018	(3)	—	—	—	3,972	39,718	79,436	—	591,004	(4)
	12/11/2018	(5)	—	—	—	—	—	—	39,718	591,004
Michael E. Faircloth	1/30/2018	(2)	42,000	420,000	840,000	—	—	—	—	—
	12/11/2018	(3)	—	—	—	4,049	40,491	80,982	—	602,506	(4)
	12/11/2018	(5)	—	—	—	—	—	—	40,491	602,506

(1)	The amounts shown in the “Grant Date Fair Value” column reflect the aggregate grant date fair value of the awards, computed in accordance with Topic 718 of the FASB Accounting Standards Codification.
(2)	This award is the AIP award for the 2018 fiscal year. See “Annual Incentive Plan (AIP)” on page 40 for a discussion of the amounts paid under the AIP for the 2018 fiscal year.
(3)

This award is the portion of the LTIP award for 2019 that consists of the PSA. This award will vest on the third anniversary of the grant date, and the number of shares of common stock that will vest will range from 0% to 200% of the number of shares granted based on our achievement of pre-established performance metrics for our 2019 fiscal year. Once vested, this award will be paid in shares of our common stock distributed to participants following the vesting date. See “2019 Compensation Decisions” on page 43 for a discussion of these awards.

(4)	Represents the grant date fair value of the portion of the LTIP award for 2019 that consists of the PSA, assuming achievement at the target level.
(5)

This award represents the portion of the LTIP award for 2019 that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant. See “2019 Compensation Decisions” on page 43 for a discussion of these awards.

(6)

This award represents a transition equity award in the form of restricted stock units granted in connection with Mr. Ram’s appointment as Group President, Global Activewear effective May 15, 2018. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

HANESBRANDS INC.	49

Compensation Discussion and Analysis

Outstanding Equity Awards
The following table sets forth certain information with respect to outstanding equity awards at the end of our 2018 fiscal year for each of our named executive officers.

Outstanding Equity Awards at Fiscal 2018 Year-End

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Gerald W. Evans, Jr.	(3)	—	—	$ —	—	—	$ —	210,013	(4)	$2,560,058	(5)
	(6)	—	—	—	—	210,013	2,560,058	—		—
	(7)	—	—	—	—	117,811	1,436,116	—		—
	(8)	—	—	—	—	99,941	1,218,281	—		—
	(9)	—	—	—	—	10,364	126,337	—		—
	(10)	—	—	—	—	142,503	1,737,112	—		—
	(11)	—	—	—	—	42,317	515,844	—		—
	(12)	78,800	—	6.79	12/6/2020	—	—	—		—
	(13)	162,712	—	6.09	12/8/2019	—	—	—		—
Barry A. Hytinen	(3)	—	—	—	—	—	—	50,403	(4)	614,413	(5)
	(6)	—	—	—	—	50,403	614,413	—		—
	(7)	—	—	—	—	22,620	275,738	—		—
	(8)	—	—	—	—	19,189	233,914	—		—
	(14)	—	—	—	—	29,036	353,949	—		—
Jonathan Ram	(3)	—	—	—	—	—	—	36,962	(4)	450,567	(5)
	(6)	—	—	—	—	36,962	450,657	—		—
	(15)	—	—	—	—	69,156	843,012	—		—
W. Howard Upchurch	(3)	—	—	—	—	—	—	43,750	(4)	533,313	(5)
	(6)	—	—	—	—	43,750	533,313	—		—
	(7)	—	—	—	—	24,542	299,167	—		—
	(8)	—	—	—	—	20,820	253,796	—		—
	(10)	—	—	—	—	29,919	364,713	—		—
	(11)	—	—	—	—	8,886	108,320	—		—
	(12)	36,036	—	6.79	12/6/2020	—	—	—		—
	(13)	69,152	—	6.09	12/8/2019	—	—	—		—
Joia M. Johnson	(3)	—	—	—	—	—	—	39,718	(4)	484,162	(5)
	(6)	—	—	—	—	39,718	484,162	—		—
	(7)	—	—	—	—	22,280	271,593	—		—
	(8)	—	—	—	—	18,901	230,403	—		—
	(10)	—	—	—	—	26,933	328,313	—		—
	(11)	—	—	—	—	7,998	97,496	—		—

50

Compensation Discussion and Analysis

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael E. Faircloth	(3)	—	—	$ —	—	—	$ —	40,491	(4)	$493,585	(5)
	(6)	—	—	—	—	40,491	493,585	—		—
	(7)	—	—	—	—	22,714	276,884	—		—
	(8)	—	—	—	—	19,269	234,889	—		—
	(10)	—	—	—	—	27,505	335,286	—		—
	(11)	—	—	—	—	8,168	99,568	—		—
	(12)	6,132	—	6.79	12/6/2020	—	—	—		—

(1)	The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant, as adjusted to reflect our four-for-one stock split on March 3, 2015.
(2)	Calculated by multiplying $12.19, the closing market price of our common stock on December 28, 2018, by the number of restricted stock units or performance shares which have not vested.
(3)

This award was granted on December 11, 2018 and is the portion of the 2019 LTIP award that consists of performance shares. This award will vest on the third anniversary of the grant date, and the number of shares of common stock that will vest will range from 0% to 200% of the number of units granted based on the Company’s achievement of certain performance targets for its 2019 fiscal year discussed on page 45.

(4)

Represents the number of shares of our common stock that can be issued on the vesting date, based on the Company’s achievement of certain performance metrics for its 2019 fiscal year discussed on page 45, assuming achievement of the target level of performance. The ranges of shares that can be issued at the vesting date, based on actual performance, is from 0 shares to 420,026 shares for Mr. Evans, 100,806 shares for Mr. Hytinen, 73,924 shares for Mr. Ram, 87,500 shares for Mr. Upchurch, 79,436 shares for Ms. Johnson and 80,982 shares for Mr. Faircloth.

(5)

Calculated by multiplying $12.19, the closing market price of our common stock on December 28, 2018, by the number of performance shares granted, assuming achievement at the target level of performance. The market value of the shares of our common stock that can be issued on the vesting date, based on the Company’s achievement of certain performance targets for its 2019 fiscal year discussed on page 45, ranges from $0 (if the minimum number of shares, 0 shares, were to be received) to $5,120,117 for Mr. Evans, $1,228,825 for Mr. Hytinen, $901,134 for Mr. Ram, $1,066,625 for Mr. Upchurch, $968,325 for Ms. Johnson and $987,171 for Mr. Faircloth (if the maximum number of shares were to be received).

(6)

This award was granted on December 11, 2018 and is the portion of the 2019 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

(7)	This award was granted on December 12, 2017 and is the portion of the 2018 LTIP award that consists of performance shares. This award will vest on the third anniversary of the grant date.
(8)

This award was granted on December 12, 2017 and is the portion of the 2018 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

(9)

This award was granted on June 10, 2016. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

(10)	This award was granted on December 13, 2016 and is the portion of the 2017 LTIP award that consists of performance shares. This award will vest on the third anniversary of the grant date.
(11)

This award was granted on December 13, 2016 and is the portion of the 2017 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

(12)	These stock options were granted on December 6, 2010, have fully vested and expire on the tenth anniversary of the date of grant.
(13)	These stock options were granted on December 8, 2009, have fully vested and expire on the tenth anniversary of the date of grant.
(14)

This award was granted on October 24, 2017. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

(15)

 This award was granted on July 24, 2018. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant.

HANESBRANDS INC.	51

Compensation Discussion and Analysis

Option Exercises and Stock Vested
The following table sets forth certain information with respect to options exercised and stock awards vested during our 2018 fiscal year with respect to the named executive officers.

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gerald W. Evans, Jr.	436,364	$6,387,452	166,365	$2,497,124
Barry A. Hytinen	—	—	23,752	377,082
Jonathan Ram	—	—	—	—
W. Howard Upchurch	105,456	1,806,989	43,798	648,355
Joia M. Johnson	—	—	42,939	636,862
Michael E. Faircloth	—	—	41,533	615,253

Pension Benefits
Certain of our executive officers participate in the Pension Plan and the SERP. The Pension Plan is a frozen, defined benefit pension plan, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for our employees, including certain of our named executive officers, as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. A participant’s total benefit payable pursuant to the Pension Plan consists of two parts: a pension benefit and a retirement benefit. Different optional forms of payment are available for each benefit. The Defined Benefit Component of the SERP is an unfunded deferred compensation plan that, in part, will provide the nonqualified supplemental pension benefits that had accrued for certain of our employees, including certain of our named executive officers, under a plan maintained by our former parent company.

Normal retirement age is age 65 for purposes of both the Pension Plan and the Defined Benefit Component of the SERP. The normal form of benefits under the Pension Plan is a life annuity for single participants and a qualified joint and survivor annuity for married participants. The normal form of benefits under the SERP is a lump sum. Other than Mr. Evans, none of our named executive officers is currently eligible for early retirement under the Pension Plan or the SERP. With respect to the Defined Benefit Component of the SERP and the pension benefit under the Pension Plan, participants who have attained at least age 55 and completed at least 10 years of service are eligible for unreduced benefits at age 62; participants who choose to commence benefits between ages 55 and 61 are eligible for proportionally reduced benefits based on actuarial tables. With respect to the retirement benefit under the Pension Plan, participants who have attained at least age 55 and completed at least 10 years of service are eligible for unreduced benefits at age 65; participants who choose to commence benefits between ages 55 and 64 are eligible for proportionally reduced benefits based on actuarial tables. The only named executive officers to have any portion of their Pension Plan benefit determined under the retirement benefit are Mr. Evans and Mr. Upchurch.

At the end of 2008, we provided all active participants in the SERP with an election to receive the accrued Defined Benefit Component of their SERP benefit in the form of a lump sum payment in 2009 or 2010. We offered this election as part of the required changes mandated by Section 409A, and eligible participants could make this election in addition to or instead of any election with respect to the Defined Contribution Component of the SERP. The value of the lump sum payment with respect to the Defined Benefit Component of the SERP was calculated based on the participant’s age 65 SERP Defined Benefit Component benefit and an interest rate of 5.25%. The lump sum amounts do not include the value of any early retirement subsidies and accordingly may be significantly less valuable than the amount the participant could have received if the participant had been eligible for early retirement (at least age 55 with 10 years of service) when the participant’s employment with us terminates. Any SERP participant who elected to receive this lump sum payment will not be entitled to any additional payments with respect to the Defined Benefit Component of the SERP. Mr. Upchurch and Mr. Faircloth elected to receive a lump sum payment in 2009; none of the other executive officers elected to receive a lump sum payment from the Defined Benefit Component of the SERP.

52

Compensation Discussion and Analysis

The following table sets forth certain information with respect to the value of pension benefits accumulated by our named executive officers at the end of 2018.

Pension Benefits — 2018

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Gerald W. Evans, Jr.	Pension Plan	22.50	$ 626,309	$ —
	SERP	22.50	1,205,902	—
Barry A. Hytinen (2)	—	—	—	—
Jonathan Ram (2)	—	—	—	—
W. Howard Upchurch	Pension Plan	18.33	332,742	—
Joia M. Johnson (2)	—	—	—	—
Michael E. Faircloth	Pension Plan	8.58	143,919	—

(1)

Present values for the Pension Plan are computed as of December 29, 2018, using a discount rate of 4.42% and a healthy mortality table (the RP-2014 Employee and Healthy Annuitant Table Projected Generationally with Scale MP-2018). For the pension benefit, we assume 40% of males elect a single life annuity and 60% select a 50% joint and survivor annuity, and that 65% of females elect a single life annuity and 35% select a 50% joint and survivor annuity. For the retirement benefit, we assume that 60% of males elect a six-year certain only annuity, 16% select a single life annuity and 24% select a 50% joint and survivor annuity, and that 60% of females elect a six-year certain only annuity, 26% select a single life annuity and 14% select a 50% joint and survivor annuity. When calculating the six-year certain only annuity, a 3.40% interest rate and the mortality prescribed under Revenue Ruling 2001-62 is assumed for converting the single life annuity benefit to an actuarial equivalent six-year certain only annuity. If a participant has both a pension benefit and a retirement benefit, the payment form assumption is applied to each benefit amount separately, in all cases assuming the participant commences each portion of the benefit at the earliest unreduced age. Benefits under the Defined Benefit Component of the SERP are payable as a lump sum, which lump sum has been computed using the SERP’s interest rate of 4.00% (120% of the November 30-year Treasury rate for each year, rounded to the nearest 1/4%) and the mortality prescribed under Revenue Ruling 2001-62. Present values as of December 29, 2018 of the SERP lump sum are determined using a discount rate of 4.26%. For both the Pension Plan and the SERP, we also used the following assumptions: (i) the portion of the benefit that is payable as an unreduced benefit at age 62, the earliest unreduced commencement age under the Pension Plan for the pension benefit and the SERP, was valued at age 62 assuming the officer continues to work until that age in order to become eligible for unreduced benefits, (ii) the portion of the benefit that is payable as an unreduced benefit at age 65, the earliest unreduced commencement age under the Pension Plan for the retirement benefit, was valued at age 65 assuming the officer survives until that age in order to become eligible to receive the retirement benefit unreduced and (iii) the values of the benefits have been discounted assuming the officer continues to live until the assumed benefit commencement age (no mortality discount has been applied). All of the foregoing assumptions, except for the assumption that the officer lives and works until retirement, which we have used in light of SEC rules, are the same as those we use for financial reporting purposes under generally accepted accounting principles.

(2)	Mr. Hytinen, Mr. Ram and Ms. Johnson do not have any pension benefits because they were not eligible to accrue benefits prior to December 31, 2005.

HANESBRANDS INC.	53

Compensation Discussion and Analysis

Nonqualified Deferred Compensation
The following table sets forth certain information with respect to contributions to and withdrawals from nonqualified deferred compensation plans by our named executive officers during our 2018 fiscal year, and the aggregate balance at fiscal year-end.

Nonqualified Deferred Compensation — 2018

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Gerald W. Evans, Jr.	Executive Deferred	$ —	$ —	$ —	$ —	$ —
Compensation Plan
	SERP	—	—	—	—	—
Barry A. Hytinen	Executive Deferred	—	—	—	—	—
Compensation Plan
	SERP	—	22,279	(1,323)	—	20,956
Jonathan Ram	Executive Deferred	—	—	—	—	—
Compensation Plan
	SERP	—	11,667	—	—	11,667
W. Howard Upchurch	Executive Deferred	—	—	—	—	—
Compensation Plan
	SERP	—	—	—	—	—
Joia M. Johnson	Executive Deferred	—	—	—	—	—
Compensation Plan
	SERP	—	—	—	—	—
Michael E. Faircloth	Executive Deferred	—	—	—	—	—
Compensation Plan
	SERP	—	—	—	—	—

(1)	No portion of these earnings were included in the Summary Compensation Table because neither the Executive Deferred Compensation Plan nor the SERP provides for “above-market” or preferential earnings as defined in applicable SEC rules.

54

Compensation Discussion and Analysis

Potential Payments upon Termination or Change in Control
The termination benefits provided to our named executive officers, upon their voluntary termination of employment, or termination due to death or total and permanent disability, do not discriminate in scope, terms or operation in favor of these officers compared to the benefits offered to all salaried employees. The following describes the potential payments to these officers upon an involuntary severance or a termination of employment in connection with a change in control. The information presented in this section is computed assuming that the triggering event took place on December 28, 2018, the last business day of our 2018 fiscal year, and that the value of a share of our common stock is $12.19, the closing price per share of our common stock on December 28, 2018.

Termination or Change in Control Payments

		Voluntary Termination		Involuntary Termination
		Resignation (1)	Retirement (1)	For Cause (1)	Not For Cause		Change in Control
Gerald W. Evans, Jr.	Severance	$ —	$ —	$ —	$ 2,200,000	(2)	$ 8,250,000	(3)
	LTIP	—	—	—	—		10,153,807	(4)
	Benefits and perquisites	—	—	—	108,729	(5)	607,936	(6)
	Tax gross-up/reduction	—	—	—	—		—	(7)
	Total	—	—	—	2,308,729		19,011,743
Barry A. Hytinen	Severance	—	—	—	600,000	(2)	2,200,000	(3)
	LTIP	—	—	—	—		2,092,426	(4)
	Benefits and perquisites	—	—	—	21,144	(5)	159,270	(6)
	Tax gross-up/reduction	—	—	—	—		—	(7)
	Total	—	—	—	621,144		4,471,696
Jonathan Ram	Severance	—	—	—	500,000	(2)	1,750,000	(3)
	LTIP	—	—	—	—		1,744,145	(4)
	Benefits and perquisites	—	—	—	27,741	(5)	125,984	(6)
	Tax gross-up/reduction	—	—	—	—		—	(7)
	Total	—	—	—	527,741		3,620,130
W. Howard Upchurch	Severance	—	—	—	1,140,000	(2)	2,218,346	(3)
	LTIP	—	—	—	—		2,092,621	(4)
	Benefits and perquisites	—	—	—	22,930	(5)	128,285	(6)
	Tax gross-up/reduction	—	—	—	—		—	(7)
	Total	—	—	—	1,162,930		4,439,251
Joia M. Johnson	Severance	—	—	—	1,008,333	(2)	2,194,555	(3)
	LTIP	—	—	—	—		1,896,130	(4)
	Benefits and perquisites	—	—	—	18,205	(5)	140,693	(6)
	Tax gross-up/reduction	—	—	—	—		—	(7)
	Total	—	—	—	1,026,538		4,231,378
Michael E. Faircloth	Severance	—	—	—	1,120,000	(2)	2,011,099	(3)
	LTIP	—	—	—	—		1,933,797	(4)
	Benefits and perquisites	—	—	—	27,864	(5)	152,650	(6)
	Tax gross-up/reduction	—	—	—	—		—	(7)
	Total	—	—	—	1,147,864		4,097,546

(1)	A named executive officer who is terminated by us for cause, or who voluntarily resigns (other than at our request) or retires, will receive no severance benefit.
(2)	If the employment of a named executive officer is terminated by us for any reason other than for cause, or if such an officer terminates his or her employment at our request, we will pay that officer benefits for a period of 12 to 24 months depending on his or her position and combined continuous length of service with us and with our former parent company. The monthly severance benefit that we would pay to each such officer is based on the officer’s base salary (and, in limited cases, AIP amounts), divided by 12. To receive these payments, the named executive officer must sign an agreement that prohibits, among other things, the officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The named executive officer also must agree to release any claims against us. Payments terminate if the terminated named executive officer becomes employed by one of our competitors. The terminated named executive officer also would receive a pro-rated payment under any incentive plans applicable to the fiscal year in which the termination occurs based on actual full fiscal year performance. We have not estimated a value for these incentive plan payments because the named executive officer would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred.

HANESBRANDS INC.	55

Compensation Discussion and Analysis

(3)

Includes both involuntary Company-initiated terminations of employment and terminations by the named executive officer due to “good reason” as defined in the officer’s Severance Agreement. No severance payments would be made upon a change in control if the named executive officer continues to be employed by us. The named executive officer receives a lump sum payment equal to two times (or three times in the case of Mr. Evans) his or her cash compensation, consisting of base salary, the greater of his or her current target or average actual AIP amounts over the prior three years and the matching contribution to the defined contribution plan in which the named executive officer is participating (the amount of the contribution to the defined contribution plan is reflected in “Benefits and perquisites”). To receive these payments, the named executive officer must sign an agreement that prohibits, among other things, the officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The named executive officer also must agree to release any claims against us. Payments terminate if the terminated named executive officer becomes employed by one of our competitors.

(4)

Under the terms of all outstanding stock awards granted to employees, including those granted to our named executive officers, if the employee ceases active employment with us on or after attaining age 50 or older and completing at least 10 years of service, the outstanding stock award will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement, so long as the employee has entered into a written release of claims against us and complies with restrictive covenants relating to non-competition, non-solicitation, confidentiality and non-disparagement through the vesting period. In the event of retirement of any our named executive officers, other than Mr. Hytinen and Mr. Ram, the executive’s stock awards would continue to vest in accordance with the vesting schedule set forth in the applicable award agreement. Outstanding stock awards granted prior to January 1, 2019 fully vest upon a change in control regardless of whether a termination of employment occurs. For stock awards granted after January 1, 2019, vesting of awards will accelerate only if there is a qualifying termination within two years after the change in control or if the surviving entity does not provide qualifying replacement awards. RSUs and PSAs are valued based upon the number of unvested units multiplied by the closing price of our common stock on December 28, 2018.

(5)

Reflects executive life insurance continuation ($102,229 for Mr. Evans, $14,644 for Mr. Hytinen, $21,241 for Mr. Ram, $16,430 for Mr. Upchurch, $11,705 for Ms. Johnson and $21,364 for Mr. Faircloth) and outplacement services ($6,500 for each of the officers). The terminated named executive officer’s eligibility to participate in our medical and dental plans would continue for the same number of months for which he or she is receiving severance payments. However, these continued welfare benefits are available to all salaried employees and do not discriminate in scope, terms or operation in favor of our named executive officers compared to the involuntary termination benefits offered to all salaried employees. The terminated named executive officer’s participation in all other benefit plans would cease as of the date of termination of employment.

(6)

Reflects health and welfare benefits continuation ($242,726 for Mr. Evans, $74,038 for Mr. Hytinen, $107,818 for Mr. Ram, $37,026 for Mr. Upchurch, $47,370 for Ms. Johnson and $64,252 for Mr. Faircloth) for three years, with respect to Mr. Evans, and two years, with respect to Mr. Hytinen, Mr. Ram, Mr. Upchurch, Ms. Johnson and Mr. Faircloth, scheduled company matching contributions to our defined contribution plans calculated based on current base salary and target AIP amounts ($358,710 for Mr. Evans, $57,942 for Mr. Hytinen, $0 for Mr. Ram, $84,759 for Mr. Upchurch, $86,823 for Ms. Johnson and $81,898 for Mr. Faircloth), outplacement services ($6,500 for each of the named executive officers) and accelerated vesting of SERP benefits ($20,790 for Mr. Hytinen and $11,667 for Mr. Ram). In computing the value of continued participation in our medical, dental and executive insurance plans, we have assumed that the current cost to us of providing these plans will increase annually at a rate of 7%.

(7)

In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make tax equalization payments for Mr. Upchurch and Ms. Johnson with respect to the officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest, but only if the total payments made in connection with a change in control exceed 330% of such officer’s “base amount” (as determined under Section 280G(b) of the Internal Revenue Code and which consists of the average total taxable compensation we paid to the named executive officer for the five calendar years ending prior to the change in control). Otherwise, the payments made to such officer in connection with a change in control that are classified as parachute payments will be reduced so that the value of the total payments to such officer is one dollar ($1) less than the maximum amount such officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code. Beginning in 2011, we eliminated excise tax gross-ups with respect to new or amended severance or change in control agreements, and as a result no such provision is contained in the Severance Agreements for Mr. Evans, Mr. Hytinen, Mr. Ram or Mr. Faircloth.

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CEO Pay Ratio

Overview

Hanesbrands is a large multinational apparel company, manufacturing and marketing innerwear and activewear primarily in the Americas, Europe, Australia and Asia/Pacific. We conduct our business globally and have nearly 68,000 employees, over 88% of whom (approximately 60,000) are located outside the United States. Over 78% of our workforce (approximately 53,000 employees) is employed in our large-scale supply chain facilities located primarily in Central America, the Caribbean Basin and Asia.

Our various compensation programs include the payment of market-based wages and the provision of competitive employee benefits. The programs vary from region to region and among our various consolidated subsidiaries in each region, from country to country. The vast majority of our employees (approximately 77%) are compensated on an hourly basis.

Methodology

Securities and Exchange Commission rules allow us to identify our median employee once every three years unless, during our last completed fiscal year, there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Accordingly, because there have been no such changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure, our 2018 Chief Executive Officer (“CEO”) pay ratio is calculated utilizing the same median employee identified in 2017. In determining that it was still appropriate to utilize our 2017 median employee for this disclosure for the 2018 fiscal year, we considered the minimal changes to our global employee population and compensation programs during 2018, as well as the absence of a material change in that employee’s job description or compensation during 2018.

To identify our global median employee in 2017, we utilized the following methodology:

●	We determined that, as of October 31, 2017 (the “Determination Date”), our employee population consisted of approximately 67,200 individuals (excluding Gerald W. Evans, Jr., our CEO, but including full-time, part-time, seasonal and temporary employees) working at Hanesbrands and its consolidated subsidiaries. Given the size and composition of our workforce, we elected to use stratified statistical sampling to identify the global median employee.
●	In order to consistently measure the compensation of the employees in our sample, we utilized total cash compensation (including regular pay, overtime, bonuses, incentives, allowances and paid time off, but excluding amounts set aside on behalf of the employee, such as retirement contributions, pension, provident fund or superannuation) for the 10-month period ending October 31, 2017. Pay was annualized on a 10-month basis for permanent employees included in the sample who were hired in 2017 but did not work for us or our consolidated subsidiaries for the entire 10-month period.
●	For purposes of this analysis, we converted all cash compensation paid in foreign currency to U.S. dollars using the applicable exchange rate on December 31, 2017. We did not make any cost-of-living adjustments in identifying the global median employee.

Calculation

Our global median employee identified on the Determination Date is an equipment operator located in one of our supply chain facilities in Honduras, whose 2018 total cash compensation was $5,880. We identified and calculated the elements of that employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $6,348. The difference between the median employee’s cash compensation and the median employee’s annual total compensation represents the estimated value of the employee’s life insurance benefits, transportation benefits and meal subsidies.

The annual total compensation of Mr. Evans, our CEO, for the 2018 fiscal year was $8,832,708, which is the amount reported for 2018 in the “Total Compensation” column of our Summary Compensation Table provided on page 47. Based on this information, for the 2018 fiscal year, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees other than the CEO was 1,392 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.

HANESBRANDS INC.	57

Ownership of our Stock

Share Ownership of Major Stockholders, Management and Directors

The following table sets forth information, as of February 19, 2019, regarding beneficial ownership by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each director, director nominee and named executive officer and (iii) all of our directors, director nominees and executive officers as a group. The address of each director and executive officer shown in the table below is c/o Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105.

On February 19, 2019 there were 361,470,810 shares of our common stock outstanding.

	Amount and Nature of Beneficial Ownership		Other (1)
Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock (2)	Percentage of Class	Restricted Stock Units	Stock Equivalent Units in SERP and Deferred Compensation Plans	Total
Vanguard Group, Inc. (3)	39,311,498	10.88%	—	—	39,311,488
BlackRock, Inc. (4)	24,750,735	6.85	—	—	24,750,735
State Street Corporation (5)	19,490,049	5.39	—	—	19,490,049
Massachusetts Financial Services Company (6)	18,786,344	5.20	—	—	18,786,344
Gerald W. Evans, Jr. (7)	1,269,199	*	622,949	—	1,892,148
Richard A. Noll	993,437	*	46,367	227,826	1,267,630
W. Howard Upchurch	428,609	*	127,917	—	556,526
Joia M. Johnson (8)	387,299	*	115,830	—	503,129
Michael E. Faircloth	167,032	*	118,147	—	285,179
Ronald L. Nelson (9)	155,012	*	9,409	145,521	309,942
Jessica T. Mathews (10)	133,180	*	9,409	33,740	176,329
Barry A. Hytinen	45,064	*	121,248	236	166,548
David V. Singer	35,263	*	9,409	—	44,672
Ann E. Ziegler (11)	34,217	*	9,409	105,601	149,227
James C. Johnson (12)	24,913	*	9,409	130,151	164,473
Franck J. Moison	16,463	*	9,409	—	25,872
Robert F. Moran	9,060	*	9,409	24,956	43,425
Bobby J. Griffin	—	*	9,409	257,330	266,739
Jonathan Ram	—	*	106,118	—	106,118
Geralyn R. Breig	—	*	12,636	—	12,636
All directors, director nominees and executive	3,746,552	1.04
officers as a group (18 persons) (7) (13)

*	Less than 1%.
(1)	While the amounts in the “Other” column for restricted stock units and stock equivalent units in our SERP and deferred compensation plans do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning senior management and stockholder interests. The value of the restricted stock units fluctuates based on changes in Hanesbrands’ stock price. Similarly, the value of stock equivalent units held in the SERP, the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan fluctuates based on changes in Hanesbrands’ stock price.
(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Although shares that a person has the right to acquire within 60 days are counted for the purposes of determining that individual’s beneficial ownership, such shares generally are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. Share numbers in this column include shares of common stock subject to options exercisable within 60 days of February 19, 2019 as follows:

Name	Number of Options
Richard A. Noll	276,276
Gerald W. Evans, Jr.	241,512
W. Howard Upchurch	105,188
Ann E. Ziegler	22,572
Michael E. Faircloth	6,132
All directors, director nominees and executive officers as a group (18 persons)	651,680

58

Ownership of our Stock

(3)	Information in this table and footnote regarding this beneficial owner is based on Amendment No. 6 to Schedule 13G filed February 11, 2019 by The Vanguard Group, Inc. (“Vanguard”) with the SEC. Vanguard may be deemed to beneficially own 39,311,498 shares of our common stock. Vanguard’s beneficial ownership includes (i) 340,352 shares of our common stock beneficially owned through Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard and an investment manager of collective trust accounts and (ii) 285,312 shares of our common stock beneficially owned through Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard and an investment manager of Australian investment offerings. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)	Information in this table and footnote regarding this beneficial owner is based on Amendment No. 7 to Schedule 13G filed February 4, 2019 by BlackRock, Inc. (“BlackRock”) with the SEC. BlackRock, in its capacity as a parent holding company, may be deemed to beneficially own 24,750,735 shares of our common stock which are held of record by certain of its subsidiaries. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
(5)	Information in this table and footnote regarding this beneficial owner is based on Schedule 13G filed February 14, 2019 by State Street Corporation (“State Street”) with the SEC. Certain direct and indirect subsidiaries of State Street may be deemed to beneficially own 19,490,049 shares of our common stock. State Street’s address is One Lincoln Street, Boston, Massachusetts 02111.
(6)	Information in this table and footnote regarding this beneficial owner is based on Amendment No. 1 to Schedule 13G filed February 13, 2019 by Massachusetts Financial Services Company (“MFS”) with the SEC. MFS may be deemed to beneficially own 18,786,344 shares of our common stock. MFS’ address is 111 Huntington Avenue, Boston, Massachusetts 02199.
(7)	Includes ownership through interests in the 401(k) Plan.
(8)	Includes 387,299 shares of common stock held by a trust.
(9)	Includes 5,000 shares of common stock held by a trust of which Mr. Nelson’s wife is the trustee. Mr. Nelson disclaims beneficial ownership of the trust.
(10)	Includes 2,096 shares of common stock held by a trust and 800 shares of common stock held by Ms. Mathews’ spouse.
(11)	Includes 7,600 shares of common stock held by a trust.
(12)	Includes 24,913 shares of common stock held by a trust.
(13)	Includes David L. Bortolussi, our President and Managing Director, Hanes Australasia, and M. Scott Lewis, our Chief Accounting Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, certain of our other officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of these securities with the SEC. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during our 2018 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were fulfilled.

HANESBRANDS INC.	59

Questions and Answers About the Annual Meeting and Voting

Will I receive a printed copy of this Proxy Statement?
You will not receive a printed copy of this Proxy Statement or our Annual Report on Form 10-K in the mail unless you request a printed copy. As permitted by the SEC, we are delivering our Proxy Statement and Annual Report via the Internet. On March 11, 2019, we mailed to our stockholders a notice of annual meeting and Internet availability of proxy materials containing instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote their shares. If you wish to request a printed copy of this Proxy Statement and our Annual Report, you should follow the instructions included in the notice of annual meeting and Internet availability of proxy materials. The notice of annual meeting and Internet availability of proxy materials is not a proxy card or ballot.

Who is entitled to vote at the Annual Meeting?
If you were a stockholder of Hanesbrands at the close of business on February 19, 2019 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. Each share of Hanesbrands common stock outstanding at the close of business on the Record Date has one vote on each matter that is properly submitted to a vote at the Annual Meeting, including shares:

●	held directly in your name as the stockholder of record; or
●	held for you in an account with a broker, bank or other nominee.

Shares held in an account with a broker, bank or other nominee may include shares:

●	represented by your interest in the HBI Stock Fund in the 401(k) Plan; or
●	credited to your account in the Hanesbrands Inc. Employee Stock Purchase Plan of 2006.

On the Record Date, there were 361,470,810 shares of Hanesbrands common stock outstanding and entitled to vote at the Annual Meeting. Common stock is the only outstanding class of voting securities of Hanesbrands.

Who may attend the Annual Meeting?
Only stockholders who owned shares of Hanesbrands common stock as of the close of business on the Record Date will be entitled to attend the Annual Meeting. An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting.

●	If your shares of Hanesbrands common stock are registered in your name and you requested and received your proxy materials by mail, an admission ticket is attached to your proxy card. Your admission ticket will serve as verification of your ownership.
●	If your shares of Hanesbrands common stock are registered in your name and you received your proxy materials electronically, your notice of annual meeting and Internet availability of proxy materials will serve as your admission ticket and as verification of your ownership.
●	If your shares of Hanesbrands common stock are held in a bank or brokerage account or by another nominee and you wish to attend the Annual Meeting and vote your shares in person, contact your bank, broker or other nominee to obtain a written legal proxy in order to vote your shares at the Annual Meeting. If you do not obtain a legal proxy from your bank, broker or other nominee, you will not be entitled to vote your shares of Hanesbrands common stock in person at the Annual Meeting, but you may still attend the Annual Meeting if you bring a recent bank or brokerage statement or similar evidence of ownership showing that you owned the shares on the Record Date.

No cameras, recording devices or large packages will be permitted in the meeting room. Bags will be subject to a search.

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Questions and Answers About the Annual Meeting and Voting

How many shares of Hanesbrands common stock must be present to hold the Annual Meeting?
The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Your shares of Hanesbrands common stock are counted as present at the Annual Meeting if:

●	you are present in person at the Annual Meeting and your shares are registered in your name or you have a proxy from your bank, broker or other nominee to vote your shares; or
●	you have properly executed and submitted a proxy card, or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present when the Annual Meeting is convened, the Annual Meeting may be adjourned by the chairman of the meeting.

What are broker non-votes?
If you have shares of Hanesbrands common stock that are held by a broker, you may give the broker voting instructions, and the broker must vote as you direct. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters (such as the ratification of our independent registered public accounting firm). For non-routine matters (such as the election of directors and the advisory vote regarding executive compensation) however, the broker may not vote using its discretion. A broker’s failure to vote on a matter under these circumstances is referred to as a broker non-vote.

How many votes are required to approve each proposal?

●

The election of directors will be determined by a majority of the votes cast at the Annual Meeting. Accordingly, each of the nine nominees for director will be elected if he or she receives a majority of the votes cast in person or represented by proxy, with respect to that director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors. Additionally, pursuant to our Corporate Governance Guidelines, if in an uncontested election for director a nominee for director does not receive the affirmative vote of a majority of the total votes cast for and against such nominee, the nominee will offer, following certification of the election results, to submit his or her resignation to the Board for consideration. Stockholders cannot cumulate votes in the election of directors.

●

The ratification of the appointment of PricewaterhouseCoopers as Hanesbrands’ independent registered public accounting firm for our 2019 fiscal year requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. Abstentions are not treated as votes cast, and therefore will have no effect on the proposal.

●	The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

How do I vote?
You may vote in person at the Annual Meeting or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

Internet: By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card or in the notice of annual meeting and Internet availability of proxy materials.

Telephone: By calling toll-free 1-800-690-6903 and following the instructions on the proxy card or in the notice of annual meeting and Internet availability of proxy materials.

Mail: If you requested and received your proxy materials by mail, by signing, dating and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return your proxy card. The notice of annual meeting and Internet availability of proxy materials is not a proxy card or ballot.

HANESBRANDS INC.	61

Questions and Answers About the Annual Meeting and Voting

Each share of Hanesbrands common stock represented by a proxy properly authorized over the Internet or by telephone or by a properly completed written proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such shares will be voted FOR the election of each of the nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers as Hanesbrands’ independent registered public accounting firm for our 2019 fiscal year, FOR approval of executive compensation and in the discretion of the proxy holder on any other business that may properly come before the Annual Meeting.

If you participate in the 401(k) Plan and have contributions invested in the HBI Stock Fund in the 401(k) Plan as of the close of business on the Record Date, you will receive a proxy card (or a notice of annual meeting and Internet availability of proxy materials containing instructions on how to authorize a proxy to vote your shares), which will serve as voting instructions for the trustee of the 401(k) Plan. You must return your proxy card to Broadridge Financial Solutions, Inc. (“Broadridge”) or authorize a proxy to vote your shares over the Internet or by telephone on or prior to April 18, 2019. If you have not authorized a proxy to vote your shares over the Internet or by telephone or if your proxy card is not received by Broadridge by that date, or if you sign and return your proxy card without instructions marked in the boxes, the trustee of the 401(k) Plan will vote shares attributable to your investment in the HBI Stock Fund in the 401(k) Plan in the same proportion as other shares held in the HBI Stock Fund for which the trustee received timely instructions. If no participants vote their shares, then the trustee will not vote any of the shares in the 401(k) Plan.

How can I revoke a previously submitted proxy?
You may revoke (cancel) a proxy at any time before the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of Hanesbrands with a date later than the date of the previously submitted proxy, (ii) properly authorizing a new proxy with a later date by mail, Internet or telephone or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Any notice of revocation should be sent to: Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary.

What does it mean if I receive more than one notice of annual meeting and Internet availability of proxy materials?
If you receive more than one notice of annual meeting and Internet availability of proxy materials, it means your shares of Hanesbrands common stock are not all registered in the same way (for example, some are registered in your name and others are registered jointly with your spouse) or are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote utilizing all proxy cards or Internet or telephone proxy authorizations to which you are provided access.

How is the vote tabulated?
Hanesbrands has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Hanesbrands employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal requirements or (ii) in the event a proxy solicitation in opposition to the election of the Board or in opposition to any other proposal to be voted on is filed with the SEC. Broadridge will tabulate votes for the Annual Meeting and will provide an independent election inspector for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2019
The notice of annual meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 29, 2018 are available at: www.proxyvote.com.

62

Other Information

Other Information About Hanesbrands

We will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, including the financial statements and the financial statement schedules required to be filed with the SEC, or any exhibit to that Annual Report on Form 10-K. Requests should be in writing and directed to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. By referring to our website, www.Hanes.com/investors, we do not incorporate our website or its contents into this Proxy Statement.

Matters Raised at the Annual Meeting not Included in this Proxy Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, proxy holders will vote on the matter in their discretion.

Solicitation Costs

We will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and may also be made by telephone or in person using the services of a number of regular employees of Hanesbrands at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of shares of Hanesbrands common stock. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $8,000 plus reasonable out-of-pocket expenses.

Householding

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one notice of annual meeting and Internet availability of proxy materials (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us in writing at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary, or by telephone at 336-519-8080. We will also promptly deliver a separate copy of one notice of annual meeting and Internet availability of proxy materials (or Proxy Statement, as applicable) to any stockholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing or by telephone using the contact information listed above.

HANESBRANDS INC.	63

Other Information

Stockholder Proposals and Director Nominations for Next Annual Meeting

If you want to make a proposal for consideration at next year’s annual meeting and have it included in our proxy materials, Hanesbrands must receive your proposal no later than the 120th day prior to the anniversary of the date of these proxy materials, November 12, 2019, and the proposal must comply with the rules of the SEC.

If you want to make a proposal or nominate a director for consideration at next year’s annual meeting without having the proposal included in our proxy materials, you must comply with the then current advance notice provisions and other requirements set forth in our bylaws, which are filed with the SEC. Under our current bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving adequate notice to our Corporate Secretary. To be adequate, that notice must contain information specified in our bylaws and be received by us not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, Hanesbrands must receive your nomination or proposal on or after October 13, 2019 and prior to 5:00 p.m., Eastern time, on November 12, 2019 unless the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the 2019 Annual Meeting.

If Hanesbrands does not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2020 Annual Meeting of Stockholders even if it meets the other proposal or nomination requirements. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

You should address your proposals or nominations to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary.

By Order of the Board of Directors
HANESBRANDS INC.

Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary

March 11, 2019

64

Appendix A

HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Net cash from operating
activities	$ 359,040	$ 177,397	$ 414,504	$ 133,054	$ 173,478	$ 553,607	$ 591,281	$ 508,090	$ 227,007	$ 605,607	$ 655,718	$ 643,402
Capital Expenditures	(91,626)	(186,957)	(126,825)	(106,240)	(90,099)	(40,994)	(43,627)	(64,311)	(99,375)	(83,399)	(87,008)	(86,293)
Free Cash Flow	$ 267,414	$ (9,560)	$ 287,679	$ 26,814	$ 83,379	$ 512,613	$ 547,654	$ 443,779	$ 127,632	$ 522,208	$ 568,710	$ 557,109

HANESBRANDS INC.	65

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Net Sales	$4,294,197	$4,048,497	$3,746,201	$4,145,012	$4,434,291	$4,525,721	$4,627,802	$5,324,746	$5,731,549	$6,028,199	$6,471,410	$6,803,955

Operating profit, under
GAAP*	$360,072	$280,345	$284,177	$397,720	$458,192	$458,226	$529,895	$572,289	$604,812	$790,051	$744,350	$867,951
Acquisition,
integration and
other action-related
charges included in
gross profit	36,912	42,558	12,776	—	—	—	16,221	73,126	62,859	39,379	54,970	38,355
Acquisition,
integration and
other action-related
charges included in
SG&A	(5,036)	(14)	5,916	—	—	—	64,569	125,807	203,201	99,140	108,082	41,843
Contingent
consideration
related to Champion
Europe	—	—	—	—	—	—	—	—	—	—	27,852	—
Gain on curtailment
of postretirement
benefits	(32,144)	—	—	—	—	—	—	—	—	—	—	—
Restructuring	43,731	50,263	53,888	—	—	—	—	—	—	—	—	—
Operating profit, as
adjusted****	$403,535	$373,152	$356,757	$397,720	$458,192	$458,226	$610,685	$771,222	$870,872	$928,570	$935,254	$948,149

Operating Margin,
under GAAP*	8.4%	6.9%	7.6%	9.6%	10.3%	10.1%	11.5%	10.7%	10.6%	13.1%	11.5%	12.8%
Action and other
related charges	1.0%	2.3%	1.9%	—	—	—	1.7%	3.7%	4.6%	2.3%	2.9%	1.2%
Operating margin, as
adjusted	9.4%	9.2%	9.5%	9.6%	10.3%	10.1%	13.2%	14.5%	15.2%	15.4%	14.5%	13.9%

Net income from
continuing
operations, under
GAAP	$111,737	$107,122	$42,813	$192,612	$242,569	$232,443	$330,494	$404,519	$428,855	$536,927	$63,991	$553,084
Acquisition,
integration and
other action-related
charges included in
gross profit	36,912	42,558	12,776	—	—	—	16,221	73,126	62,859	39,379	54,970	38,355
Acquisition,
integration and
other action-related
charges included in
SG&A	(5,036)	(14)	5,916	—	—	—	64,569	125,807	203,201	99,140	108,082	41,843

66

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Contingent
consideration related
to Champion Europe	—	—	—	—	—	—	—	—	—	—	27,852	—
Gain on curtailment
of postretirement
benefits	(32,144)	—	—	—	—	—	—	—	—	—	—	—
Restructuring	43,731	50,263	53,888	—	—	—	—	—	—	—	—	—
Debt refinance
charge included in
other expenses	5,235	(634)	49,301	—	—	33,906	—	—	—	47,291	—	—
Other non-
operating charges in
other expenses	—	—	—	—	—	—	—	—	—	—	7,000	(36)
Tax reform, related
charged, tax effect
on actions included
in tax expense	(15,340)	(20,278)	(14,626)	—	—	(3,932)	(13,331)	(25,862)	(25,276)	(11,148)	452,778	(11,624)
Net income from
continuing
operations, as
adjusted	$145,095	$179,017	$150,068	$192,612	$242,569	$262,417	$397,953	$577,590	$669,639	$711,589	$714,673	$621,622
Adjustment to
reflect 16% tax rate							2,383	$(19,914)	$(48,095)	$(75,701)	$(94,186)
Net income from
continuing
operations, as
adjusted to reflect
16% tax rate							$400,336	$557,676	$621,544	$635,888	$620,487

Diluted earnings per
share, under GAAP	$0.29	$0.28	$0.11	$0.49	$0.61	$0.58	$0.81	$0.99	$1.06	$1.40	$0.17	$1.52
Action and other
related charges	0.09	0.19	0.28	—	—	0.07	0.17	0.42	0.60	0.45	1.74	0.19
Diluted earnings per
share, as adjusted***	$0.37	$0.47	$0.39	$0.49	$0.61	$0.65	$0.98	$1.42	$1.66	$1.85	$1.93	$1.71
Adjustment to
reflect 16% tax rate							0.01	(0.05)	(0.12)	(0.20)	(0.25)
Diluted earnings per
share, as adjusted to
reflect 16% tax rate							$0.98	$1.37	$1.54	$1.65	$1.68

Diluted weighted
average shares
outstanding**	386,964	380,656	382,672	391,096	397,004	401,076	407,292	408,044	403,659	384,566	369,426	364,505

*	Historical GAAP operating profit has been restated to reflect the 2018 adoption of new FASB accounting rules related to the classification of pension cost.
**	Diluted weighted average share outstanding has been recast for 4 for 1 stock split effective on March 4, 2015.
***	Adjusted EPS is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions.
****	Adjusted operating profit is defined as operating profit excluding actions.

HANESBRANDS INC.	67

HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

The following table presents a reconciliation of total reported net sales to organic net sales for the year ended December 29, 2018 and a comparison to prior year:

	Year Ended December 29, 2018
	Reported Net Sales	Acquisitions(1)	Organic Net Sales	% Change
Net Sales	$6,803,955	$176,587	$6,627,368	2.4%

(1)	Net Sales derived from businesses acquired within the last 12 months.

68

1000 EAST HANES MILL ROAD
WINSTON-SALEM, NC 27105

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 18, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 18, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hanesbrands Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hanesbrands Inc. in mailing proxy materials, you can consent to receiving all future meeting notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E56497-P17209	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HANESBRANDS INC.

Vote on Directors
The Board of Directors recommends that you vote FOR each of the following nominees:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Geralyn R. Breig	☐	☐	☐
	1b.	Gerald W. Evans, Jr.	☐	☐	☐
	1c.	Bobby J. Griffin	☐	☐	☐
	1d.	James C. Johnson	☐	☐	☐
	1e.	Franck J. Moison	☐	☐	☐
	1f.	Robert F. Moran	☐	☐	☐
	1g.	Ronald L. Nelson	☐	☐	☐
	1h.	David V. Singer	☐	☐	☐
	1i.	Ann E. Ziegler	☐	☐	☐

Vote on Proposals

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Hanesbrands' independent registered public accounting firm for Hanesbrands' 2019 fiscal year	☐	☐	☐

3.	To approve, on an advisory basis, executive compensation as described in the proxy statement for the Annual Meeting	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as name appears on the records of Hanesbrands Inc. and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET (Not Transferable)

2019 Annual Meeting of Stockholders
2:15 p.m., Eastern time, April 23, 2019

Hanesbrands Inc.
1000 E. Hanes Mill Rd.
Winston-Salem, NC 27105

Please present this admission ticket and some form of government-issued photo identification (such as a valid driver's license or passport) in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable. No cameras, recording devices or large packages will be permitted in the meeting room. Bags will be subject to a search.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Hanesbrands Inc. ("Hanesbrands") will be held on Tuesday, April 23, 2019 at 2:15 p.m., Eastern time, at Hanesbrands Inc., 1000 E. Hanes Mill Road, Winston-Salem, North Carolina 27105. Stockholders of record at the close of business on February 19, 2019 are entitled to notice of and to vote at the meeting. Stockholders will (1) elect nine directors, (2) consider and vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Hanesbrands' independent registered public accounting firm for its 2019 fiscal year, (3) consider and vote on a proposal to approve, on an advisory basis, executive compensation as described in the proxy statement for the Annual Meeting and (4) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The notice and proxy statement and annual report are available at www.proxyvote.com.

Δ DETACH PROXY CARD HERE Δ
E56498-P17209

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 23, 2019

The undersigned holder of common stock of Hanesbrands Inc., a Maryland corporation ("Hanesbrands"), hereby appoints Gerald W. Evans, Jr. and Joia M. Johnson, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of Hanesbrands Inc. to be held at Hanesbrands Inc., 1000 E. Hanes Mill Road, Winston-Salem, North Carolina 27105, on April 23, 2019, at 2:15 p.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees for director, FOR proposal 2 and FOR proposal 3, all of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each nominee for director, FOR proposal 2 and FOR proposal 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)